Exhibit 10.3

INSIGHT COMMUNICATIONS COMPANY, INC.

SECURITYHOLDERS AGREEMENT

Dated as of December 16, 2005

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	(c)	Independent Directors	35

Section 11.	Proxies		35

Section 12.	Miscellaneous		37

	(a)	Severability	37
	(b)	Information	37
	(c)	Notices	38
	(d)	Termination	39
	(e)	Legends	40
	(f)	Headings	40
	(g)	Entire Agreement	40
	(h)	Counterparts	41
	(i)	Governing Law	41
	(j)	Binding Effect	41
	(k)	Remedy	41
	(l)	Assignment	41
	(m)	Third Party Beneficiaries	41
	(n)	Amendment; Waivers, Etc	41
	(o)	Consent to Jurisdiction	42
	(p)	Waiver of Jury Trial	43
	(q)	Subsequent Securityholders	43
	(r)	Certain Definitions	43

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EXECUTION COPY

SECURITYHOLDERS AGREEMENT

SECURITYHOLDERS AGREEMENT (this “Agreement”), dated as of December 16, 2005, among (i) CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P. (“CP III”), CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P. (“CP IV”), CP III COINVESTMENT, L.P. and CP IV COINVESTMENT, L.P., each a Delaware limited partnership (each individually, and collectively together with their Permitted Assignees, “Carlyle”), (ii) INSIGHT COMMUNICATIONS COMPANY, INC., a Delaware corporation (the “Company”), (iii) those individuals identified as “Continuing Investor Securityholders” on the signature pages hereof (the “Continuing Investor Securityholders”), (iv) Continuing Investor Holding Company, LLC, a Delaware limited liability company (“Holdco”), (v) PH Investments, LLC, a Delaware limited liability company (“PH Investments”), and (vi) each other Person who subsequently becomes a party to this Agreement (together with Carlyle, the Continuing Investor Securityholders, Holdco and PH Investments, the “Securityholders”).  Capitalized terms used herein without definition are defined in Section 12(r).

RECITALS:

WHEREAS, upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of July 28, 2005 (as the same may from time to time be amended, modified, supplemented or restated, the “Merger Agreement”), among Insight Acquisition Corp., a Delaware corporation (“Parent”), and the Company, at the Effective Time, Parent will merge with and into the Company with the Company remaining as the surviving corporation; and

WHEREAS, the Securityholders and the Company are executing this Agreement concurrently with the Closing under the Merger Agreement to set forth certain understandings and agreements regarding their respective ownership of Equity Securities of the Company;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

Section 1.               Restrictions on Transfer.  Except as set forth below, no party hereto may sell, transfer, pledge, encumber or otherwise dispose of, whether directly or indirectly (by merger or sale of equity in any direct or indirect holding company or otherwise), and whether voluntarily or by operation of law (“Transfer”), any Equity Securities to any Person other than the Company.  The Transfers prohibited by the foregoing sentence shall, for avoidance of doubt, include any Transfer of the capital stock of ICI Communications, Inc. for so long as it is a holder of Equity Securities.  Notwithstanding the foregoing, subject to the terms of any subscription or like agreement pursuant to which a Securityholder acquired Equity Securities, the following Transfers of shares of Equity Securities shall be permitted (each, a “Permitted Transfer”):

(a)           Transfers of Equity Securities other than Governance Preferred Stock by any Securityholder to any Permitted Assignee of such Securityholder, and Transfers of Governance Preferred Stock by Mr. Knafel and Mr. Willner upon their death to any Permitted Assignee described in clause (b)(iii) of the definition of Permitted Assignee, in each case whether or not such Permitted Assignee is a Securityholder at the time of such Transfer, provided, that such Permitted Assignee agrees in writing to become a party to this Agreement, and provided further, that the Transfer is not a Prohibited Transfer and such Permitted Assignee delivers to the Company (i) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the Transfer does not fall within sub-clauses (u), (v), (w), (x) or (y) of the definition of the term “Prohibited Transfer”, and (ii) a certificate of the Transferor and the Transferee, to the effect that the Transferee is a Permitted Assignee of the Transferor, and provided further, that any such Permitted Transferee shall take subject to the applicable proxies provided in Section 11.

(b)           Transfers of shares of Governance Preferred Stock to any Person, provided, in each case, that (i) in the case of a proposed Transfer of Series A Voting Preferred Stock, holders of a majority of the shares of Series B Voting Preferred Stock consent to the Transfer, and in the case of a proposed Transfer of Series B Voting Preferred Stock, holders of a majority of the shares of Series A Voting Preferred Stock consent to the Transfer (provided, that such consent shall not be required with respect to Transfers of Governance Preferred Stock permissible under Section 1(d) or with respect to a Transfer by Carlyle of Governance Preferred Stock to TC Group, L.L.C., a Delaware limited liability company, or any investment entity that is an Affiliate of and is directly or indirectly managed by TC Group, L.L.C., so long as TC Group, L.L.C. remains an entity through which The Carlyle Group (as commonly known) manages its investment funds), (ii) the Transferee agrees in writing to become a party to this Agreement, and (iii) the Transfer is not a Prohibited Transfer.

(c)           Transfers by Carlyle in one or more transactions of no more than an aggregate of 33% of the Series D Non-Voting Preferred Stock held by Carlyle on the date hereof, or the equivalent thereof through the sale of equity in any direct or indirect holding company (and, in the event of the dissolution of such holding company, to the owners or investors in such holding company), to other financial investors, including private equity investors, provided, in each case, that (i) holders of a majority of the shares of Series A Voting Preferred Stock consent to the identity of the Transferee (including the identity of the owners of and investors in a holding company that is a Transferee), which consent shall not be unreasonably withheld or delayed, (ii) no such Transfer, whether of Series D Non-Voting Preferred Stock or equity of any direct or indirect holding company, shall convey to the Transferee, directly or indirectly, any rights specifically given to Carlyle under this Agreement (as opposed to rights of Carlyle that arise simply from its ownership of Series D Non-Voting Preferred Stock) unless approved in writing by the holders of a majority of the shares of Series A Voting Preferred Stock, (iii) the Transferee, if Series D Non-Voting Preferred Stock is Transferred, agrees in writing to become a party to this Agreement, or if other equity is Transferred, agrees in writing not to Transfer such equity except in accordance with the terms of this Agreement, mutatis mutandis, and (iv) the Transfer is not a Prohibited Transfer, and provided further, that any such Transfer shall be consummated within three months after the Effective Time.

(d)           Subject to the penultimate paragraph of this Section 1, Transfers by Carlyle or SRK and the SRK Related Parties of shares of Preferred Stock, or, in the event the Transfer triggers the Final Reclassification or the Final Reclassification has already occurred, of shares of Company Common Stock, to any Person if the Transferring Securityholder (or Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative), in the case of a Transfer by SRK and the SRK Related Parties) at such time has the right to cause a Sale or a Subsequent Sale pursuant to Section 4, provided, that, (i) no Transfer of Governance Preferred Stock shall be permitted under this Section 1(d) unless the Transfer triggers the Final Reclassification or, after a Qualified IPO, the Transfer is made in connection with a Subsequent Sale, (ii) unless the Transfer is in connection with a Sale or a Subsequent Sale, the Transferee agrees in writing to become a party to this Agreement or so much of this Agreement as shall remain operative, and (iii) unless such Transfer triggers the Final Reclassification or the Final Reclassification has already occurred, such Transfer is not a Prohibited Transfer and the Transferee delivers to the Company an opinion of counsel that the Transfer does not fall within sub-clauses (u), (v), (w), (x) or (y) of the definition of “Prohibited Transfer”, which opinion and counsel shall be reasonably satisfactory to the Company.  In the event of such a Transfer, the Transferor shall be entitled to drag-along rights under Section 3 as and to the extent therein provided, and other holders of Non-Voting Preferred Stock and Eligible Series E Common Stock, or, if the Transfer triggers the Final Reclassification or the Final Reclassification has already occurred, of Company Common Stock, shall be entitled to the Tag-Along Rights described in Section 2.

(e)           Subject to the penultimate paragraph of this Section 1, Transfers by Carlyle of Series D Non-Voting Preferred Stock to any Person not otherwise permitted, provided, that (i) the Transferee agrees in writing to become a party to this Agreement, (ii) the Transfer is not a Prohibited Transfer and the Transferee delivers an opinion of counsel to the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the Transfer does not fall within sub-clauses (u), (v), (w), (x) or (y) of the definition of “Prohibited Transfer,” and (iii) holders of a majority of the shares of Series A Voting Preferred Stock approve the identity of the Transferee and the extent to which any rights specifically given to Carlyle under this Agreement (as opposed to rights of Carlyle that arise simply from its ownership of Series D Non-Voting Preferred Stock) are proposed to be Transferred.  In the event of such a Transfer, all other holders of Non-Voting Preferred Stock and Eligible Series E Common Stock shall be entitled to the Tag-Along Rights described in Section 2.

(f)            Transfers of Company Common Stock by any Securityholder after a Qualified IPO, provided, that (i) such Transfer is pursuant to an effective registration statement under the Securities Act or is exempt from registration under Rule 144 and (ii) such Transfer would not be a Prohibited Transfer under clause (z) of the definition of Prohibited Transfer.

(g)           Transfers by Carlyle or SRK and the SRK Related Parties of Company Common Stock after a Sale or Subsequent Sale to any Person, and Transfers by Carlyle or SRK and the SRK Related Parties of Company Common Stock after a Qualified IPO (other than market sales, which are covered by Section 1(f) above) to any Person, provided, that the Transferee agrees in writing to become a party to so much of this Agreement as shall remain operative, and that the Transfer is not a Prohibited Transfer.  In the event of such a Transfer, Carlyle shall be entitled to the drag-along rights under Section 3 as and to the extent therein provided, and all Securityholders other than the party making such Transfer shall be entitled to the Tag-Along Rights described in Section 2.

Notwithstanding the foregoing, (i) prior to the Final Reclassification (unless the Transfer triggers the Final Reclassification), (A) Carlyle may not Transfer (x) more than 33% of the Preferred Stock held by Carlyle as of the date hereof pursuant to Section 1(d) or (y) more than 50% of the Preferred Stock held by Carlyle as of the date hereof in the aggregate pursuant to Section 1(d) and Section 1(e), and (B) SRK and the SRK Related Parties may not Transfer more than 33% of the Preferred Stock held by SRK and the SRK Related Parties as of the date hereof pursuant to Section 1(d), provided that neither Carlyle nor SRK and the SRK Related Parties may Transfer any Preferred Stock pursuant to Section 1(d) or Section 1(e) prior to the third anniversary of the date of this Agreement unless such Transfer triggers the Final Reclassification; (ii) after the fourth anniversary of the date of this Agreement, SRK and the SRK Related Parties may not Transfer any shares of Preferred Stock or Company Common Stock pursuant to Section 1(d) unless both (A) either (1) Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) has delivered the second notice contemplated by Section 4(a)(ii)(B) in conformity therewith and nine months have elapsed or (2) Carlyle has elected to pursue a Sale under Section 4(a)(ii)(A) and twelve months have elapsed or (3) Carlyle has notified Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) that it has not been able to effectuate a Sale or Qualifying Distribution Transaction (because of the IRR Condition, market conditions, contractual restrictions, or failure of closing conditions) and that it has not been able to consummate a Qualified IPO (because of market conditions) and/or does not intend to seek to effectuate a Qualified IPO and, (B) such Transfer by SRK and the SRK Related Parties would, if it triggered the Final Reclassification, satisfy the IRR Condition; (iii) no Permitted Transfer that triggers the Final Reclassification may be consummated unless (A) such Permitted Transfer results in the Transfer of all of the Equity Securities held by SRK, the SRK Related Parties and MSW (if Carlyle is the initial Transferor) or Carlyle (if SRK and the SRK Related Parties are the initial Transferors), or (B) the buyer in such Permitted Transfer has agreed to provide such Securityholder(s) in clause (A) that did not initiate the Transfer with substantially equivalent rights with respect to the Transfer of all of the Equity Securities to be retained by it or them after consummation of such transaction as the initiating Securityholder(s) would receive with respect to the Equity Securities that it or they would retain after consummation of such transaction (provided, that such rights shall not include the provision of drag-along rights to SRK, the SRK Related Parties and MSW if Carlyle is the initial Transferor); and (iv) except in connection with a Transfer that triggers the Final Reclassification or a Subsequent Sale, a Securityholder may not Transfer any Equity Securities to any Strategic Buyer or any Affiliate thereof without the prior written consent of Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Willner, or in the event of Mr. Willner’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle.

Each Securityholder shall give the Company at least 30 days’ prior written notice (or 10 days’ prior written notice in the case of a Permitted Transfer described in Section 1(a)) of any proposed Transfer of any Equity Securities pursuant to a Permitted Transfer described in this Section 1, and prompt notice of any such actual Transfer.  Any Transfer of any Equity Securities other than pursuant to a Permitted Transfer shall be void ab initio and of no effect.  The Company agrees to provide such certificates with respect to factual matters involving the Company as may be reasonably requested by a Securityholder or its counsel in connection with a proposed Permitted Transfer.  The Company shall cooperate with any Securityholder seeking to Transfer Equity Securities as permitted pursuant to this Section 1 and shall take all actions as may be reasonably requested by such Securityholder to effectuate such Transfer.

Section 2.               Tag-Along Rights.

If Carlyle, SRK or any of the SRK Related Parties (a “Section 2 Seller”) desires to Transfer any shares of Non-Voting Preferred Stock or of Company Common Stock pursuant to (and in conformity with) Sections 1(d), 1(e), or 1(g), then such Section 2 Seller shall give notice (the “Notice of Offer”) in writing to the Board and the other Securityholders (i) designating the number of shares of each series of Non-Voting Preferred Stock or of Company Common Stock that such Section 2 Seller proposes to sell, (ii) naming the prospective purchaser thereof (the “Designated Purchaser”) and (iii) specifying the price (the “Offer Price”) and terms (the “Offer Terms”) upon which such Section 2 Seller desires to sell the same.  During the 20 Business Day period following receipt of such Notice of Offer by the Company, the other Securityholders that hold Non-Voting Preferred Stock, Eligible Series E Common Stock or Company Common Stock, as the case may be, shall have the right (a “Tag-Along Right”), exercised by delivering a written notice to the Section 2 Seller and the Company, to require the Designated Purchaser to purchase from such Securityholders (an “Accepting Securityholder”), at the Offer Price and on the Offer Terms (subject to reducing the Offer Price by the amount of the unsatisfied Participation Level for each share of Eligible Series E Common Stock), a percentage of such Accepting Securityholder’s shares of Non-Voting Preferred Stock, Eligible Series E Common Stock or shares of Company Common Stock, as the case may be, that is less than or equal to the percentage of the Section 2 Seller’s shares of Non-Voting Preferred Stock or shares of Company Common Stock, as the case may be, that the Designated Purchaser ultimately purchases from the Section 2 Seller in the transaction, provided, Holdco shall have the right to require the Designated Purchaser to purchase from Holdco the aggregate number of shares of Non-Voting Preferred Stock or shares of Company Common Stock, as the case may be, that the Holdco Continuing Investors elect and are entitled to sell in accordance with Section 8.9 of the Holdco LLC Agreement in connection with the exercise of their tag-along rights.  It shall be a condition to any Transfer by the Section 2 Seller that the Designated Purchaser shall purchase such shares from the Accepting Securityholders pursuant to and in accordance with the applicable provisions of this Section 2, and, for the avoidance of doubt, Transfers by Accepting Securityholders in conformity with this Section 2 shall be permitted for all purposes under this Agreement.

Section 3.               Drag-Along Rights.

(a)           Drag-Along Notice.  In connection with a Transfer by Carlyle or SRK and the SRK Related Parties pursuant to Section 1(d) or a Transfer by Carlyle pursuant to Section 1(g), if, subject to the penultimate sentence of this Section 3(a), Carlyle or SRK and the SRK Related Parties (a “Section 3 Seller”) intends to Transfer Company Common Stock (a “Drag-Along Sale”) to a non-Affiliate third party (a “Section 3 Buyer”) and elects to exercise its rights under this Section 3, such Section 3 Seller shall deliver written notice (a “Drag-Along Notice”) to the Company and the other Securityholders, which notice shall (i) state (x) that the Section 3 Seller wishes to exercise its rights under this Section 3 with respect to such Transfer, (y) the name and address of the Section 3 Buyer, and (z) the number of shares of Company Common Stock that the Section 3 Seller proposes to sell (the “Section 3 Seller Securities”) and the aggregate price and form of consideration the Section 3 Seller proposes to receive per share in the Drag-Along Sale, (ii) contain (I) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such Transfer (the “Draft Sale Agreement”), and (II) an offer (the “Drag-Along Offer”) by the Section 3 Buyer to purchase from the other Securityholders on the date of the closing of such Transfer (a “Section 3 Closing”), a percentage of each such Securityholder’s shares of Company Common Stock that is the same as the percentage of the Section 3 Seller’s shares of Company Common Stock that the Section 3 Buyer purchases from the Section 3 Seller, and (iii) state the anticipated time and place of such Section 3 Closing, which (subject to such terms and conditions) shall occur not fewer than 15 days nor more than 120 days after the date such Drag-Along Notice is delivered, provided, that if such Section 3 Closing shall not occur prior to the expiration of such 120-day period, the Section 3 Seller shall be entitled to deliver another Drag-Along Notice with respect to such Drag-Along Offer.  The foregoing notwithstanding (A) no Drag-Along Notice delivered by SRK and the SRK Related Parties shall be effective unless (x) the transaction proposed by them would trigger the Final Reclassification and (y) Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) has approved such Drag-Along Notice, and (B) no Drag-Along Notice delivered by Carlyle shall be effective (x) prior to the Final Reclassification, unless the transaction proposed by it would trigger the Final Reclassification, (y) following the consummation of a Qualified IPO, unless Carlyle proposes to sell at least 85% of the Company Common Stock held by it in the proposed transaction, or (z) following the consummation of a Sale or Subsequent Sale, unless Carlyle proposes to sell all of the Company Common Stock held by it in the proposed transaction.  Upon request of any Section 3 Seller, the Company shall provide the Section 3 Seller with a current list of the names and addresses of the other Securityholders.

(b)           Conditions to Drag-Along.  Following delivery of a Drag-Along Notice, each of the other Securityholders shall have the obligation to Transfer all of its securities covered by the Drag-Along Notice (“Drag-Along Securities”) pursuant to the Drag-Along Offer, as such offer may be modified from time to time, provided, that the Section 3 Seller Transfers all of its Section 3 Seller Securities (as so modified from time to time) to the Section 3 Buyer at the Section 3 Closing and that all shares comprising the Section 3 Seller’s Securities and shares comprising the Drag-Along Securities are sold to the Section 3 Buyer at the same price, for the same form of consideration (which shall be cash, Marketable Securities or Other Eligible Sale Consideration or a combination thereof, or, if an election to receive a different form of consideration is available, such election is made available to each Securityholder), and on the same terms and conditions, and provided further, that (x) a Securityholder shall only be required to make, in connection with a Drag-Along Sale, (i) representations and warranties with respect to its authority, its title to its Drag-Along Securities, the absence of conflicts, and approvals and litigation relating to it, and (ii) such representations or warranties with respect to the Company or its business, affairs, assets or liabilities as are being made by the Section 3 Seller, (y) a Securityholder shall not, in connection with a Drag-Along Sale, be required to indemnify the Section 3 Buyer or any other Person jointly with any other Person, nor to indemnify such Section 3 Buyer or other Person in respect of more than its pro rata share (based on the numbers of shares sold in the Drag-Along Sale) of any matter relating to a breach of a representation or warranty described in clause (x)(ii) above or of any indemnification for breaches of representations and warranties made by the Company with respect to itself or its business, affairs, assets or liabilities and (z) no Securityholder shall be liable for any indemnification obligation in connection with a Drag-Along Sale in excess of the aggregate amount received by such Securityholder in such Drag-Along Sale.  Within five Business Days prior to the date proposed for any Section 3 Closing, each of the other Securityholders shall (i) deliver to the Section 3 Seller a written instrument of Transfer covering such Securityholder’s Drag-Along Securities, and (ii) execute and deliver to the Section 3 Seller a power of attorney and a letter of transmittal in favor of the Section 3 Seller, and in form and substance reasonably satisfactory to the Section 3 Seller appointing the Section 3 Seller as the true and lawful attorney-in-fact and custodian for such other Securityholder, with full power of substitution, and authorizing the Section 3 Seller to execute and deliver a purchase and sale agreement substantially in the form of the then current Draft Sale Agreement and otherwise in accordance with the terms of this Section 3(b) and to take such actions as the Section 3 Seller may reasonably deem necessary or appropriate to effect the sale and Transfer of the Drag-Along Securities to the Section 3 Buyer, upon receipt of the purchase price therefor set forth in the Drag-Along Notice at the Section 3 Closing, free and clear of all security interests, liens, claims, encumbrances, options, and voting agreements of whatever nature (other than securities laws restrictions), together with all other documents delivered with such Drag-Along Notice and required to be executed in connection with the sale thereof pursuant to the Drag-Along Offer.  If, within 60 days after delivery to the Section 3 Seller, the Section 3 Seller has not completed the sale of all of the Section 3 Seller’s Securities owned by it and the Drag-Along Securities owned by the other Securityholders to the Section 3 Buyer and another Drag-Along Notice with respect to such Drag-Along Offer has not been sent to the other Securityholders, the Section 3 Seller shall return to each other Securityholder all documents that such other Securityholder delivered in connection with such sale.  Promptly after the Section 3 Closing, the Section 3 Seller shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the other Securityholders.  Each Securityholder shall bear its pro rata share of expenses borne by the Section 3 Seller or the Company related to the Drag-Along Sale.  For the avoidance of doubt, Transfers of Drag-Along Securities by Securityholders pursuant to and in conformity with this Section 3 shall be permitted for all purposes under this Agreement.

(c)           Remedies.  Each of the Securityholders acknowledges that the Section 3 Seller would be irreparably damaged in the event of a breach or a threatened breach by such other Securityholder of any of its obligations under this Section 3 and each of the other Securityholders agrees that, in the event of a breach or a threatened breach by such other Securityholder of any such obligation, the Section 3 Seller shall, in addition to any other rights and remedies available to it in respect of such breach, or a threatened breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such other Securityholder of its obligations under this Section 3.  In the event that the Section 3 Seller shall file suit to enforce the covenants contained in this Section 3 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney’s fees and expenses.

Section 4.               Exit Transactions and Procedures.

(a)           IPO, Sale or Recapitalization of the Company.

(i)            Carlyle Rights.  Notwithstanding anything herein to the contrary, at any time following the third anniversary of the date of this Agreement, Carlyle may cause the Company to:

(A)          commence a Qualified IPO;

(B)           implement a sale, merger, consolidation, reclassification or like transaction, the consideration for which must be either cash, Marketable Securities or Other Eligible Sale Consideration or a combination thereof, either (i) that would trigger the Final Reclassification (in any such case, a “Sale”), (ii) following a Qualified IPO and as a result of which at least 85% of the shares of Final Reclassification Stock (excluding shares held by shareholders who are not Securityholders under this Agreement) would be converted into or exchanged for cash, Marketable Securities or Other Eligible Sale Consideration or a combination thereof or (iii) following a Sale and as a result of which all of the shares of Final Reclassification Stock (excluding shares held by the purchasers in the Sale and their transferees) would be converted into or exchanged for cash, Marketable Securities or Other Eligible Sale Consideration or a combination thereof (each of the transactions described in clauses (ii) and (iii) of this Section 4(a)(i)(B), a “Subsequent Sale”); or

(C)           effect a recapitalization and distribution transaction (or a distribution whether or not financed) (a “Recap”), in which cash is distributed (i) if the transaction is consummated prior to the Final Reclassification, pro rata in respect of the shares of Non-Voting Preferred Stock and (if and to the extent they are entitled to so participate under Article Seven of the Charter) the shares of Series E Common Stock (it being understood that such Recap would be subject to Section 7.2 of the Charter, and, accordingly, unless consented to by the holders of the Series F Common Stock (or proxies thereof), no Recap under this clause (i) may be consummated if the amount distributed would, if distributed by the Company in a liquidation under Article Seven of the Charter, be sufficient to cause any distribution to be made in respect of the Series F Common Stock) and (ii) if the transaction is consummated following the Final Reclassification, pro rata in respect of the shares of Company Common Stock.

(ii)           Mr. Knafel’s Rights.  At any time following the fourth anniversary of the date of this Agreement, Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) may on one occasion (subject to the other provisions of this Section 4(a)(ii) and to Mr. Knafel’s (or such representative’s) rights to deliver a subsequent such request in certain circumstances if no transaction has resulted from prior ones, as hereinafter set forth), deliver a request (a “Liquidity Request”) to Carlyle setting forth Mr. Knafel’s (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative’s) interest in causing the Company to effect a Sale or a Qualified IPO (each, a “Company Liquidity Event”) or a Recap or other distribution or like transaction as a result of which SRK and the SRK Related Parties would receive distributions or non-recourse loans of cash in an amount that, together with the amount of all proceeds and distributions theretofore received by SRK and the SRK Related Parties (collectively “Prior Proceeds”) in respect of their Equity Securities, equals two thirds of the sum of (x) the Fair Market Value of the Equity Securities of SRK and the SRK Related Parties at the time of such transaction and (y) the amount of the Prior Proceeds (such Recap or other distribution or like transaction, a “Qualifying Distribution Transaction”).  No Liquidity Request may be delivered if the Company has theretofore consummated a Company Liquidity Event or a Qualifying Distribution Transaction, provided, if SRK and the SRK Related Parties are not able to sell their Equity Securities in connection with or following a Qualified IPO without such Transfer(s) being a Prohibited Transfer under clause (z) of the definition of Prohibited Transfer, then a Qualified IPO shall not constitute a Company Liquidity Event.

(A)          Within 365 days of the receipt of a validly delivered Liquidity Request, Carlyle shall notify Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) of its election (in its discretion) to cause the Company to commence the process of seeking to effectuate either a Qualifying Distribution Transaction, a Qualified IPO or a Sale; and Carlyle and the Company shall thereafter use their respective reasonable best efforts to consummate whichever of such transactions Carlyle so elected as expeditiously as possible consistent with market conditions and then-existing debt covenants and other contractual restrictions; provided, that Carlyle and the Company shall have no obligation to consent to, negotiate or execute documentation that would effectuate a Sale (and none of SRK, any SRK Related Party or the Company shall execute documentation in respect of or consummate a Sale without Carlyle’s consent) unless the consideration to be received by Carlyle in respect of the shares of Series D Preferred Stock or Company Common Stock owned by Carlyle at the time would generate a Carlyle IRR in excess of 9% (the “IRR Condition”) (it being understood and agreed that (x) Carlyle may not invoke the IRR Condition to prevent a Sale pursuant to a definitive agreement for a Sale that has been executed and delivered by the Company or the stockholders and the buyer with Carlyle’s consent, (y) subject to Mr. Knafel’s (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s

Representative) right to renew his request under Section 4(a)(i)(E) below, Carlyle shall have no obligation to select a Qualified IPO if a Sale would not satisfy the IRR Condition and (z) Carlyle shall have no obligation to pursue a Qualifying Distribution Transaction if such transaction would require the Company to refinance a material amount of its indebtedness or seek amendments in respect thereof that would have significant costs).  The Carlyle IRR shall be calculated based upon an estimated closing date for such Sale mutually agreed to in good faith by Carlyle and Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) prior to the execution of any definitive agreements.

(B)           If, in response to a Liquidity Request, Carlyle elects to commence the process of seeking to effectuate either a Qualifying Distribution Transaction or a Qualified IPO and no such transaction is consummated (or, if consummated, the Qualified IPO does not constitute a Company Liquidity Event by operation of the proviso in the last sentence of Section 4(a)(ii)) within the later of six months of Carlyle’s election or 12 months of the delivery of the Liquidity Request, Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) may deliver a second notice requiring Carlyle and the Company to commence the process of seeking to effectuate a Sale (subject to the IRR Condition).

(C)           In the event a Liquidity Request is to be satisfied with a Qualifying Distribution Transaction, the Fair Market Value of the Equity Securities of SRK and the SRK Related Parties at the time of the applicable transaction shall be determined as promptly as practicable in accordance with Section 4(a)(iv).  If Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) in his sole discretion is not satisfied with such amounts, Mr. Knafel (or such representative) may withdraw his Liquidity Request and shall be entitled to initiate a subsequent Liquidity Request, provided, that Mr. Knafel (or such representative) shall not make such subsequent Liquidity Request for a period of 6 months after the withdrawal of the prior Liquidity Request.

(D)          In the event a Liquidity Request is to be satisfied with a Qualifying Distribution Transaction, SRK and the SRK Related Parties may be paid, and each of them hereby agrees to receive, to the extent it would not violate Applicable Law, some or all of their shares of the proceeds in the form of a non-interest bearing advance on future distributions or a non-recourse loan (the “Non-Recourse Loans”), secured by their respective Equity Securities.  Any Non-Recourse Loans shall be mandatorily prepayable out of any proceeds received by the obligors thereunder in respect of Equity Securities and the Company shall be entitled to set off any such proceeds against such Non-Recourse Loans, but in no event will the obligor be liable for any deficiency.

(E)           If, in the event either that Carlyle elects to attempt to satisfy a Liquidity Request through a Sale or that Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) gives the second notice contemplated by subparagraph (B) above and, in any such case, a Sale is not consummated because of the IRR Condition or market conditions or the failure of a condition to the pertinent documentation, Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) shall have the right to renew his Liquidity Request until it is satisfied, but no sooner than 6 months after the conclusion of the previous process.

(iii)          Carlyle and Mr. Knafel’s Rights.  Prior to the third anniversary of the date of this Agreement, either Carlyle or Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) may cause the Company to execute definitive documentation to effect a Sale, if, and only if, the Fair Market Value of the aggregate consideration to be received in respect of a share of Series D Non-Voting Preferred Stock (or in respect of the number of shares of Company Common Stock into which a share of Series D Non-Voting Preferred Stock is converted in the Final Reclassification) plus the Fair Market Value of any Equity Securities retained by the selling Securityholders in such Sale, together with the Fair Market Value of the aggregate amount of all distributions theretofore made by the Company in respect of a share of Series D Non-Voting Preferred Stock, is equal to at least 2.0 times the aggregate initial subscription price for a share of Class D Preferred Stock pursuant to Section 1.2 of the Exchange Agreement (which amount is $11.75) (the “Valuation Test”).  For purposes of this Section 4(a)(iii), any escrow or like arrangement securing indemnification obligations or contingent liabilities that is part of the Sale consideration (including any note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities), as permitted by this Agreement, shall be valued at its Fair Market Value in accordance with Section 4(a)(iv)(B).  If either Carlyle or Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) desires to effect a Sale pursuant to this Section 4(a)(iii) and obtains written advice from a nationally recognized investment bank to the effect that the Valuation Test is reasonably likely to be satisfied in the transaction, and if an Exit Notice (as defined in the Partnership Agreement) has not yet been given, such party shall have the right, subject to the terms of the Partnership Agreement, to cause the Company to deliver, in accordance with the terms of Article 9 of the Partnership Agreement, such an Exit Notice in order to initiate a split-up of the Partnership (a “Partnership Split-Up”).  Following or in connection with a Partnership Split-Up so initiated, either Carlyle or Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) may cause the Company to execute definitive documentation to effect a Sale in accordance with this paragraph even if the Valuation Test as defined would not be satisfied so long as an identical test using a multiplier of 1.75 times would be satisfied.

(iv)          Fair Market Value.  The “Fair Market Value” of any assets or securities required to be determined hereunder shall be the value determined consistent with the principles and provisions hereof by agreement of Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle or, failing such agreement within ten days after a request by either party to reach such determination in connection with any provision hereof, by a nationally recognized investment bank (a “Qualified Bank”) to be mutually agreed to by Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle, provided, that in the event Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle are unable to agree upon a Qualified Bank to make such valuation within ten days after any failure to reach agreement on the Fair Market Value of assets or securities, Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle shall each promptly select a Qualified Bank, which Qualified Banks shall, acting together, promptly select a third Qualified Bank to make such valuation (the “Valuer”).  The costs of the Valuer shall be borne by the Company.  The determination of Carlyle and Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) by mutual agreement, or of the Valuer, shall be final and binding on the parties.

(A)          The Fair Market Value per share of publicly traded stock shall be equal to a price per share equal to the average of the daily volume-weighted average prices per share of such stock for each of the 20 trading days preceding the second date preceding the date as of which the valuation is being determined (as reported by Bloomberg using the VWAP function, or if unavailable by another authoritative source, or if no other authoritative source is available, based on the average of the daily closing prices (instead of the daily volume-weighted average prices) for such 20 trading days, as reported by Bloomberg or another authoritative source).

(B)           The Fair Market Value of any escrow or like arrangement  (including any note payable by a purchaser other than one that is expressly not subject to a set-off or similar right in respect of indemnification obligations or other contingent liabilities) shall be determined using customary and current valuation concepts and techniques (taking into account the likely amount and likely timing of any payment in respect thereof) based on the assumption that such escrow or arrangement is consideration in a transaction agreed to on an arm’s-length basis between a willing buyer and a willing seller, provided, that Section 4(a)(iv)(E)(1) and Section 4(d)(ii) shall apply in lieu of this paragraph to any valuations of such escrows or like arrangements for purposes of calculating the Final Reclassification.

(C)           The Fair Market Value of non-public securities (including a note payable by a purchaser if such note is expressly not subject to a set-off or similar right in respect of indemnification obligations or other contingent liabilities) or other assets, excluding the matters covered by paragraph (B) of this Section 4(a)(iv), shall be determined using customary and current valuation concepts and techniques based on the assumption that the securities or assets being valued are sold in a transaction agreed to on an arm’s-length basis between a willing buyer and a willing seller.

(D)          The Fair Market Value of any specific Equity Securities of the Company at any date shall be an amount equal to the amount that would be distributed in respect of such Equity Securities under Article Seven of the Charter if an amount equal to the aggregate Fair Market Value of all of the Equity Securities were distributed under such Article Seven in complete liquidation of the Company.

(E)           For purposes of subparagraph (D) above, the aggregate Fair Market Value of all of the Equity Securities of the Company shall be determined based upon the following:

(1)           If the value is being determined in connection with a Sale, the aggregate Fair Market Value of all of the Equity Securities of the Company shall be equal to the Fair Market Value of the aggregate consideration payable to the selling Securityholders in such Sale in respect of the equity of the Company (including the Fair Market Value of any note that expressly is not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities), reduced by expenses related to the Sale, plus the Fair Market Value of any Equity Securities retained by the selling Securityholders in such Sale, provided, that for purposes of determining the distribution of shares of Final Reclassification Stock, any escrow or like arrangement securing indemnification obligations or contingent liabilities that is part of the Sale consideration (including any note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities), as permitted by this Agreement, shall be deemed to have a value of zero and shall be taken into account only as contemplated by Section 4(d)(ii), and provided further, that for such purposes the Fair Market Value of any publicly traded stock to be paid as consideration shall be the Fair Market Value (as determined in the manner set forth in paragraph (A) of this Section 4(a)(iv)) of the publicly traded stock that would be payable to the selling Securityholders in accordance with the definitive agreement with respect to such Sale if the Sale were consummated on the same date on which such agreement enters into force, except that if the definitive agreement with respect to such Sale specifies an agreed dollar value for such publicly traded stock, the Fair Market

Value of such stock shall be deemed to be the amount specified in such agreement.

(2)           If the value is being determined in connection with a Qualified IPO and the managing underwriters or the Valuer have determined that the public market value of the Company will not be materially less than its private market value, the aggregate Fair Market Value of all of the Equity Securities of the Company shall be equal to the aggregate equity value of the Company implied by a price per public share equal to the average of the daily volume-weighted average prices per share for each of the 20 trading days preceding the 60th day following the closing of the Qualified IPO (as reported by Bloomberg using the VWAP function, or if unavailable, by another authoritative source, or if no other authoritative source is available, based upon the average of the daily closing prices (instead of the daily volume-weighted average prices) for such 20 trading days, as reported by Bloomberg or another authoritative source).

(3)           If the value is being determined under circumstances where neither subparagraph (1) nor subparagraph (2) above applies, the aggregate Fair Market Value of all of the Equity Securities of the Company shall be equal to the fair market value of all of the equity of the Company, determined using customary and current valuation concepts and techniques and other factors deemed relevant by Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) and Carlyle, or by the Valuer, as the case may be.

(b)           Partnership Split-Up.  Notwithstanding anything herein to the contrary, at any time following the third anniversary of the date of this Agreement, Carlyle may cause the Company to initiate a Partnership Split-Up.  In the event of the consummation of a Partnership Split-Up, whether such Partnership Split-Up was initiated pursuant to Section 4(a)(iii), this Section 4(b) or otherwise, the parties shall effect a recapitalization in which the Series A Voting Preferred Stock and the Series B Voting Preferred Stock are retired, and the composition of the Board and the voting power of the Securityholders is adjusted (and the Charter appropriately amended) so as to reflect as closely as reasonably practicable the economic interests in the Company of the Series A Securityholders and Carlyle, (it being understood and agreed that the parties shall take such steps as may be necessary to permit the Series A Securityholders to elect one member of the Board for so long as the Final Reclassification shall not have occurred and the Series A Securityholders continue to hold at least 25% of the issued and outstanding Series C Non-Voting Preferred Stock, it being further understood and agreed that, for so long as Mr. Willner serves as the chief executive officer of the Company, if the Series B Securityholders are entitled to elect a majority of the members of the Board under this paragraph they shall cause Mr. Willner to be elected to serve on the Board, and it being further understood and agreed that this right shall not limit Carlyle’s authority to increase the size of the Board), and provided, further, that if no such recapitalization has been effected within 60 days of the consummation of the Partnership Split-Up, Carlyle shall have the right to purchase all outstanding shares of Series A Voting Preferred Stock from the holders thereof for a price equal to its par value per share.  Simultaneously with the execution of this Agreement, Mr. Knafel, the SRK Related Parties and Mr. Willner are delivering to Carlyle (and, at the time of any Transfer of Series A Voting Preferred Stock pursuant to Section 1(a), the Permitted Assignee will deliver to Carlyle) executed stock powers for such a Transfer.  Carlyle agrees not to attempt to make the purchase contemplated by such documentation except under the circumstances herein set forth.

(c)           Control of Process.  Notwithstanding anything herein to the contrary:

(i)            At any time following the earlier of (x) the third anniversary of the date of this Agreement and (y) the date on which a Partnership Split-Up is initiated other than by the Company, Carlyle shall control, and make all decisions regarding, the process of a Sale, Qualified IPO, Recap or Partnership Split-Up (including, but not limited to, with respect to a Partnership Split-Up, the separation of Partnership assets, the election of groups of Partnership assets, the timing, and the hiring of advisors, as appropriate, and with respect to a Sale, Qualified IPO or Recap, the selection of buyers, the timing and hiring of advisors, the pricing, the terms and conditions of the transaction, the sale of any assets in connection with a Sale, and the drafting of documentation (the “Principal Decisions”)).  The Principal Decisions shall be made in accordance with any applicable limitations contained in this Agreement (for example, the limitations on Other Eligible Sale Consideration set forth in the definition of such term).  To effectuate the forgoing, the parties shall cause there to be designated a committee of the Board, comprised of three Carlyle representatives and two representatives selected by a majority in interest of the Series A Securityholders, to make all such decisions and take all related actions required by the Board.

(ii)           At any time when subparagraph (i) above does not apply, the Board shall control, and make all decisions regarding, the process of a Sale, Qualified IPO, Recap or Partnership Split-Up (including, but not limited to, the Principal Decisions).

(iii)          In connection with decisions pursuant to this Section 4(c), Carlyle and the Board shall cooperate fully and in good faith, Carlyle shall consult with the Series A Securityholders in good faith and keep the Series A Securityholders informed of the status of the transaction, and Carlyle, the Board and the Series A Securityholders shall use their commercially reasonable efforts to ensure that the process is fair to such parties.  In addition, in connection with any Sale or Subsequent Sale as a result of which Carlyle, SRK, the SRK Related Parties and MSW continue to own Company Common Stock, the terms of such Sale or Subsequent Sale shall provide that each of Carlyle, SRK, the SRK Related Parties and MSW will have substantially equivalent rights with respect to the Transfer of all of the Equity Securities to be retained by them after consummation of such transaction (provided, that such rights shall not include the provision of drag-along rights to SRK, the SRK Related Parties and MSW).

(d)           Final Reclassification.

(i)            Generally.  Either (x) in connection with and immediately prior to effecting (A) a sale, merger, consolidation, reclassification or like transaction in which the aggregate amount of cash, Marketable Securities and Other Eligible Sale Consideration to be received by the holders of all Equity Securities, together with the amount of all distributions theretofore received in respect of Equity Securities, would be greater than 90% of the sum of (I) the aggregate Fair Market Value of all Equity Securities and (II) the aggregate amount of such distributions theretofore received (provided, that the aggregate amount of cash, Marketable Securities and Other Eligible Sale Consideration to be received by the holders of all Equity Securities pursuant to such sale, merger, consolidation, reclassification or like transaction shall be greater than 80% of the aggregate Fair Market Value of all Equity Securities), or (B) a Qualified IPO, or (y) if Carlyle and the holders of a majority of the Series F Common Stock (or proxies thereof) so require, the Company shall effect the Final Reclassification.  In such transaction there shall be distributed to each Securityholder, in exchange for such Securityholder’s Equity Securities, that number of shares of Final Reclassification Stock which bears the same relationship to the aggregate number of shares of Final Reclassification Stock as the Fair Market Value of such Equity Securities bears to the aggregate Fair Market Value of all of the Equity Securities, less the number of shares, if any, of Final Reclassification Stock previously distributed to such Securityholder in connection with an Initial Secondary Offering pursuant to Section 4(e).  Shares of Final Reclassification Stock received in respect of unvested Equity Securities shall remain subject to the same vesting terms to the extent vesting does not accelerate as a result of the applicable transaction by operation of the then applicable vesting terms, but such unvested Equity Securities shall be considered issued and outstanding for purposes of determining the number of shares of Final Reclassification Stock to be distributed to each Securityholder.  The Company may not effect the Final Reclassification except as provided in clauses (x) or (y) of this Section 4(d)(i).

(ii)           Escrow or Similar Arrangement.  If a Final Reclassification occurs in connection with a Sale in which any portion of the aggregate consideration is paid into escrow, or any like arrangement securing indemnification obligations or contingent liabilities is put into place (including any purchaser note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities), in each case if and as permitted by this Agreement, the value of such escrow or arrangement (including any purchaser note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities) shall not be taken into account in determining the distribution of shares of Final Reclassification Stock by virtue of Section 4(a)(iv)(D)(1).  However, at such time or times as any cash or Marketable Securities shall be payable to the holders of Equity Securities in respect of such escrow or arrangement (including any purchaser note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities), such consideration shall be distributed among the Persons who were holders of Equity Securities at the time the closing of the Sale occurred in such amounts and proportions as shall cause each such holder to receive that portion of the additional consideration as would have been distributed to such holder in accordance with Section 7.1 of the Charter, as in effect immediately prior to the closing of the Sale before giving effect to the Final Reclassification (and, for avoidance of doubt, without giving effect to Section 7.3(c) of the Charter), assuming for purposes of the internal rate of return calculations contemplated thereby that such additional consideration is paid to such holders on the date that such proceeds are available for distribution to such holders and that consideration previously paid to such holders was paid to such holders on the date that such proceeds were actually received.  The Charter shall be amended if and as necessary to implement the foregoing.  Any interest or income earned in respect of such escrow or arrangement (including any purchaser note other than one that is expressly not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities) shall be taken into account in the same manner as principal and distributed accordingly in the same proportions.

(iii)          Qualified IPO.

(A)          If a Final Reclassification occurs in connection with a Qualified IPO and the Board reasonably determines, in good faith, that a change of control under an indenture or credit agreement to which the Company or any of its Subsidiaries is a party or a transfer of control under the Partnership Agreement would reasonably be expected to have material adverse consequences for the Company, then the Company shall reclassify its Equity Securities immediately prior to the consummation of the Qualified IPO in order to create a class of super-voting common stock that will be held by the Series A Securityholders and the former holders of the Series B Voting Preferred Stock (the “Series B Securityholders”) (convertible into ordinary common stock on a one-for-one basis) and that will allow the Series A Securityholders to cast a majority of the votes of the Company’s Equity Securities at any meeting of the Company’s stockholders after the consummation of the Qualified IPO; provided that the Series A Securityholders shall agree to exercise such control in a manner so as to replicate as closely as possible the arrangements described in the Charter as in effect immediately prior to the Qualified IPO (including in particular the consent rights of the Series B Securityholders) and shall vote their shares so as to cause an appropriately-adjusted number of directors (consistent with majority control and independence requirements), which shall be at least one, nominated by a majority in interest of the Series B Securityholders to be elected to the Board; provided further that the Series A Securityholders may only convert such number of their super-voting common shares into ordinary common shares as would not result in a change of control or transfer of control that is the subject of the Board’s determination.  Notwithstanding the foregoing, if the Company’s Independent Directors determine that the circumstances that would have reasonably been expected to have material adverse consequences for the Company referred to in the preceding sentence in the event of such a change of control or transfer of control have ceased to exist, then the Series A Securityholders shall convert a sufficient number of the shares of super-voting common stock held by them into ordinary common stock to give the Series B Securityholders the ability to cast the majority of the votes of the Company’s Equity Securities at any meeting of the Company’s stockholders; provided that the Series B Securityholders shall vote their shares so as to cause an appropriately-adjusted number of directors (consistent with majority control and independence requirements), which shall be at least one, nominated by a majority in interest of the Series A Securityholders to be elected to the Board and to cause Mr. Willner to be elected to the Board so long as he serves as chief executive officer of the Company (it being understood and agreed that the foregoing obligations of the Series B Securityholders shall not limit the Series B Securityholders’ authority to cause the size of the Board to be increased); and provided further, that if the Series B Securityholders Transfer or have Transferred (other than to a Permitted Assignee) 50% or more of the Series D Non-Voting Preferred Stock (or Equity Securities into which such stock may be converted) held by them as of the date hereof, the Series B Securityholders shall convert all of the shares of the super-voting common stock held by them into ordinary common stock.

(B)           If a Final Reclassification occurs in connection with a Qualified IPO, the Board has not made the determination described in the first sentence of paragraph (A) of this Section 4(d)(iii) and the managing underwriters have advised the Company that in their opinion the Company may create equity arrangements that will allow the Securityholders controlling the Company immediately prior to the consummation of the Qualified IPO to maintain such control after the consummation of the Qualified IPO without having an adverse effect on the consummation of the Qualified IPO or the price of the Company Common Stock to be sold therein, then the Company shall reclassify its Equity Securities immediately prior to the consummation of the Qualified IPO in order to create a class of super-voting common stock that will be held by the Series A Securityholders and the Series B Securityholders (convertible into ordinary common stock on a one-for-one basis) and will allow the Series B Securityholders to cast a majority of the votes of the Company’s Equity Securities at any meeting of the Company’s stockholders after the consummation of the Qualified IPO; provided that the Series B Securityholders shall vote their shares so as to cause an appropriately-adjusted number of directors (consistent with majority control and independence requirements), which shall be at least one, nominated by a majority in interest of the Series A Securityholders to be elected to the Board and to cause Mr. Willner to be elected to the Board so long as he serves as chief executive officer of the Company (it being understood and agreed that the foregoing obligations of the Series B Securityholders shall not limit the Series B Securityholders’ authority to cause the size of the Board to be increased); and provided further, that if the Series B Securityholders Transfer or have Transferred (other than to a Permitted Assignee) 50% or more of the Series D Non-Voting Preferred Stock (or Equity Securities into which such stock may be converted) held by them as of the date hereof, the Series B Securityholders shall convert a sufficient number of shares of the super-voting common stock held by them into ordinary common stock to give the Series A Securityholders the ability to cast the majority of the votes of the Company’s Equity Securities at any meeting of the Company’s stockholders; and provided further, that if the Series A Securityholders Transfer or have Transferred (other than to a Permitted Assignee) 50% or more of the Series C Non-Voting Preferred Stock (or Equity Securities into which such stock may be converted) held by them as of the date hereof, the Series A Securityholders shall convert all of the shares of the super-voting common stock held by them into ordinary common stock.

(C)           If a Final Reclassification occurs in connection with a Qualified IPO, the Board has not made the determination described in the first sentence of paragraph (A) of this Section 4(d)(iii) and the managing underwriters have not advised the Company that in their opinion the Company may create equity arrangements that will allow the Securityholders controlling the Company immediately prior to the consummation of the Qualified IPO to maintain such control after the consummation of the Qualified IPO without having an adverse effect on the consummation of the Qualified IPO or the price of the Company Common Stock to be sold therein, then no such equity arrangements shall be put in place prior to the consummation of the Qualified IPO.

(iv)          In connection with a Final Reclassification, any deferred shares of Non-Voting Preferred Stock will be adjusted so that the holder thereof receives Company Common Stock when the deferral period ends.

(v)           Attached to this Agreement as Schedule 4(d) for illustrative purposes only are example calculations illustrating how the Final Reclassification is intended to operate under the various scenarios described therein.  Such Schedule 4(d) shall not amend or modify any provision of the text of Agreement, and the text of this Agreement shall control in the event of any inconsistency.

(e)           Qualified IPO Procedures.

(i)            If a Qualified IPO is triggered pursuant to Section 4(a)(i) or Section 4(a)(ii), the Company shall consult with the managing underwriters to determine whether a secondary offering of Company Common Stock held by the Securityholders (an “Initial Secondary Offering”) may be conducted in connection with the sale of Company Common Stock by the Company in the Qualified IPO without having a material adverse effect on the consummation of the Qualified IPO or the price of the Company Common Stock to be sold in the Qualified IPO and, if such offering may be conducted, the estimated maximum size of such offering.  The Company shall instruct the managing underwriters that the Securityholders wish to maximize the number of shares that may be offered in an Initial Secondary Offering subject to the constraints set forth in the preceding sentence.  The Company shall promptly give written notice (the “Secondary Notice”) to the Securityholders if the managing underwriters advise that an Initial Secondary Offering may be conducted.

(ii)           Promptly after delivery of the Secondary Notice, the Board shall make a good faith estimate of the minimum number of shares of Final Reclassification Stock that each holder of Equity Securities would receive in the Final Reclassification (a holder’s “Estimated Final Reclassification Amount”).  Any Securityholder entitled to participate as a selling Securityholder in the Qualified IPO pursuant to Section 5(a) shall have the right to request that the Company advance to it, to allow it so to participate, a number of shares of Company Common Stock not greater than 50% of such Securityholder’s Estimated Final Reclassification Amount, provided, that, if such registration is a Qualified IPO that has been triggered pursuant to a Liquidity Request by Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative), additional shares will be advanced to SRK and the SRK Related Parties to allow them to sell the maximum number of shares that they would be entitled to sell under the priority provisions of Section 5(c)(i), unless and to the extent that the Board determines in good faith that the advancement of additional shares would present a material risk of exceeding the maximum number of shares that they would receive in the Final Reclassification.

(iii)          Immediately prior to the consummation of the Qualified IPO and the Initial Secondary Offering, the Company shall issue to each Securityholder participating in the Initial Secondary Offering the shares of Final Reclassification Stock to be sold by such Securityholder in such offering, provided, the Company shall issue to Holdco the shares of Final Reclassification Stock to be sold by such Securityholder on behalf of the Holdco Continuing Investors in accordance with their elections under Section 8.12 of the Holdco LLC Agreement.

(f)            Voting and Securityholder Cooperation.  In connection with any transaction contemplated hereunder, including a Sale, a Subsequent Sale, a Qualified

IPO, an Initial Secondary Offering, the Final Reclassification, a Qualifying Distribution Transaction and any amendment to the Charter:

(i)            each Securityholder entitled to vote thereon will vote all of his or its Equity Securities in support of all steps, actions, amendments and other matters necessary or desirable to effectuate the subject transaction, and each Securityholder grants to the Company its irrevocable proxy, coupled with an interest, so to vote such Equity Securities;

(ii)           each Securityholder shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a holder of Equity Securities, or through any of its representatives serving as a director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) in support of all steps, actions, amendments and other matters necessary or desirable to effectuate the subject transaction, and each Securityholder grants to the Company its irrevocable power of attorney to execute all documents and take all steps so necessary or desirable; and

(iii)          the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings and exercising its authority under the above-referenced power of attorney), in support of all steps, actions, amendments and other matters necessary or desirable to effectuate the subject transaction.

Section 5.               Piggyback Registration Rights.

(a)           If the Company at any time proposes to register any shares of Company Common Stock under the Securities Act, whether or not for sale for its own account, (other than pursuant to a Special Registration) the Company shall notify the Securityholders at least 30 days prior to the filing of the first registration statement in connection therewith.  Upon the receipt of a written request of any Securityholder made within 20 days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Securityholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Section 5, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a “Piggyback Registration”).  Each such request shall also contain an undertaking from the applicable Securityholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

(b)           Each selling Securityholder shall pay all sales commissions or other similar selling charges with respect to Registrable Securities sold by such Securityholder pursuant to a Piggyback Registration.  The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company, and reasonable fees and disbursements of one counsel for all selling Securityholders (who shall be selected by the Initiating Holders, if the Piggyback Registration is also a Demand Registration as provided in Section 6(a), and otherwise by a majority in interest of the Securityholders participating in such Piggyback Registration), unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Securityholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered.

(c)           If a Piggyback Registration is an underwritten registration, only Registrable Securities which are to be distributed by the underwriters may be included in the registration.  If the managing underwriters or, if the Piggyback Registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Registrable Securities to be sold, the Company will include in such registration (i) if such registration is a Qualified IPO that has been triggered pursuant to a Liquidity Request by Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative), the securities proposed to be sold by the Company for its own account, then the Registrable Securities proposed to be sold by SRK and the SRK Related Parties until the amount of the proceeds expected to be received by SRK and the SRK Related Parties, together with the amount of the Prior Proceeds, equals two-thirds of the sum of (x) the parties’ best estimate of the Fair Market Value of the Equity Securities of SRK and the SRK Related Parties and (y) the amount of the Prior Proceeds (provided, that if all such securities cannot be included in the offering, then Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) shall designate which of SRK and the SRK Related Parties shall participate and in what proportions), and then the other Registrable Securities proposed to be sold by Securityholders (including SRK and the SRK Related Parties) making a Piggyback Registration request, (ii) if such registration is neither a registration of the type referred to in clause (i) nor a Demand Registration, the securities proposed to be sold by the Company for its own account, and then Registrable Securities proposed to be sold by Securityholders making a Piggyback Registration request or, (iii) if such registration is a Demand Registration, the securities proposed to be sold by the Initiating Holder, then Registrable Securities proposed to be sold by the Securityholders making a Piggyback Registration request, and then securities proposed to be sold by the Company for its own account, provided, that, subject to clause (i) above with respect to the priority of SRK and the SRK Related Parties, if an offering is of sufficient size to accommodate only a portion of the Registrable Securities proposed to be sold by the Securityholders with respect to which such Securityholders have made a Piggyback Registration request, such securities shall be included on a pro rata basis based on the ratio of the number of such securities such Securityholder has sought to register pursuant to such Piggyback Registration request to the total number of such securities that all Securityholders have sought to register pursuant to such Piggyback Registration request.  Notwithstanding the foregoing, but subject to Section 4(e) and clause (i) above, if the managing underwriters or, if the registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion, the inclusion in a Piggyback Registration of any or all of the Equity Securities held by management of the Company will have a material adverse effect on the offering, the Company will not include such Securities in such registration.

(d)           Notwithstanding the foregoing, if at any time after giving written notice to the Securityholders of its intention to register any shares of Company Common Stock pursuant to subsection (a) of this Section 5 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine in accordance with the provisions of this Agreement not to register such securities, the Company may, at its election, give written notice of such determination to each Securityholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in subsection (b) above).  If a registration pursuant to this Section 5 involves an underwritten public offering and a Securityholder requests to be included in such registration, such Securityholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.

(e)           Each Securityholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Securityholder’s Registrable Securities within 15 days prior to or 180 days after the effective date of any registration (except as part of such registration other than a Special Registration) with respect to which piggyback registration rights are available pursuant to this Section 5.

Section 6.               Registration upon Request.

(a)           Request for Registration.  Upon the written request of Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) on behalf of SRK and the SRK Related Parties or Carlyle (the “Initiating Holder”), made (i) in the case of a request made on behalf of SRK and the SRK Related Parties, at any time after 270 days have elapsed since the consummation of a Qualified IPO and (ii) in the case of a request made by Carlyle, at any time after the first anniversary of the consummation of a Qualified IPO, requesting in either case that the Company effect, pursuant to this Section 6, the registration (a “Demand Registration”) of any of such Initiating Holder’s Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof, and the intended method of disposition by the Initiating Holders), the Company shall promptly give written notice of such requested registration to all Securityholders pursuant to Section 5(a), and thereupon the Company will, as expeditiously as reasonably possible, use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holder for disposition in accordance with the intended method of disposition stated in such request, to the extent required to permit the disposition by the holders of the securities constituting Registrable Securities so to be registered, provided, that Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) acting on behalf of SRK and the SRK Related Parties, collectively, may make no more than two Demand Registration requests and Carlyle may make no more than four Demand Registration requests, and provided further, that if the Initiating Holder is not permitted to register (as a result of market conditions, underwriter cutbacks or otherwise) at least 50% of the number of Registrable Securities which such holder requested to register in any Demand Registration, then such Demand Registration request shall not be counted for purposes of determining whether such Initiating Holder has exhausted such holder’s right to make Demand Registration requests hereunder.

(b)           Limitations on Registrations.  The registration rights granted to Initiating Holders pursuant to this Section 6 are subject to the following limitations:

(i)            each selling Securityholder shall pay all sales commissions or other similar selling charges with respect to the Registrable Securities sold by such Securityholder pursuant to a Demand Registration.  The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company and fees and expenses of one counsel, selected by the Initiating Holders, for all selling Securityholders in connection with a Demand Registration, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Securityholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered;

(ii)           the Initiating Holders shall determine the method of distribution of the securities to be registered in a Demand Registration and if an underwritten offering, shall select the managing underwriter of such offering;

(iii)          the Company shall be entitled to postpone for a reasonable time not exceeding 180 days the filing of any registration statement under this Section 6 if, at the time it receives a request for a Demand Registration pursuant thereto, the Board shall determine in good faith that such offering will interfere with a pending financing, merger, sale of assets, recapitalization or other similar corporation action which the Company is actively pursuing and is material to the business of the Company or if the Board otherwise determines that effecting a registration would have a material adverse effect on the Company, provided, that the Company may only postpone such registration under this sub-clause (iii) one time in any 360-day period; and

(iv)          a registration statement that does not become effective or does not remain effective for the period specified in Section 7(b) shall be deemed not to constitute a registration statement filed pursuant to this Section 6, provided, that, if such registration statement does not become effective or does not remain effective for such period solely by reason of the Initiating Holder’s refusal to proceed, it shall be deemed to constitute a registration statement filed pursuant to Section 6 unless the Initiating Holder shall have elected to pay all expenses in connection with such registration as aforesaid.

(c)           Additional Limitation.  Each Securityholder, if required by the managing underwriter in an underwritten offering, agrees not to sell or offer for public sale or distribution including, pursuant to Rule 144, any of such Securityholder’s shares of Company Common Stock within 15 days prior to or 180 days (or such lesser number of days as the managing underwriter may require of any such Securityholder) after the effective date of any Demand Registration (except as part of such registration).

(d)           Limitation on Sales.  The Company agrees not to effect any sale or distribution of any of its Equity Securities or of any security convertible into or exchangeable or exercisable for any Equity Security (other than such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 15 days prior to, and during the 180 day period (or such shorter period as the managing underwriter may require) which begins on, the effective date of a registration statement filed in connection with a Demand Registration (except as part of such registration).

Section 7.               Registration Procedures.  If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

(a)           prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the final disposition of registered shares thereunder;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

(c)           at least five Business Days before filing with the Commission, furnish to counsel (if any) to the selling Securityholders in such registration copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

(d)           furnish to each selling Securityholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any selling Securityholder with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such selling Securityholder may reasonably request in order to facilitate the disposition of the securities owned by such selling Securityholder;

(e)           use its commercially reasonable efforts to register or qualify all securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each selling Securityholder shall request, and do any and all other acts and things which may be necessary or advisable to enable such selling Securityholder to consummate the disposition in such jurisdictions of the securities owned by such selling Securityholder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

(f)            in connection with an underwritten offering only, use its commercially reasonable efforts to furnish to each selling Securityholder copies of:

(i)            an opinion of counsel for the Company, dated the effective date of the registration statement, and

(ii)           a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountant’s letters delivered to the underwriters in underwritten public offerings of securities;

(g)           notify each selling Securityholder of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such selling Securityholder prepare and furnish to such selling Securityholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)           otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the selling Securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i)            use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement on any securities exchange (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

(j)            provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(k)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares); and

(l)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to permit the Company to comply with all applicable federal and state securities laws.

The Company shall make available for inspection by any seller of Registrable Securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested or made by any such Inspector in connection with such registration statement.

Each Securityholder hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(g), and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give such notice, the period mentioned in Section 7(b) shall be extended by the number of days during the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to but not including the date when each such seller receives copies of the supplemented or amended prospectus contemplated by Section 7(g).

Section 8.               Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each Securityholder participating in a registration pursuant to this Agreement, the officers and directors of such Securityholder and each Person that controls such Securityholder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing or any violation or alleged violation by the Company of any federal, state, foreign or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as it is judicially determined that the liability resulted from information furnished in writing to the Company by such Securityholder and stated by the Securityholder to be used therein or, in the case of an underwritten offering only, from such Securityholder’s failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendments thereof or supplements thereto.

(b)           Each Securityholder participating in a registration pursuant to this Agreement agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person that controls (within the meaning of the Securities Act) the Company against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred in connection therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or (as to the matters set forth in such information or affidavit) omission is contained in any information or affidavit furnished to the Company in writing by such Securityholder and stated to be expressly for use therein and except insofar as the same result from the Company’s failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, provided, that such Securityholder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Securityholder of the Registrable Securities sold pursuant to such registration statement.

(c)           In connection with an underwritten offering, the Company and each Securityholder participating in the related registration will indemnify the underwriter(s),

their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in this Section 8.

(d)           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 8, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice.  In any case in which any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory (taking into account, among other factors, any potential exposure of the indemnified party to criminal liability) to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless, in the reasonable judgment of any such indemnified party, a conflict of interest may exist between such indemnified party and any indemnifying party or any other of such indemnified parties, in which case the indemnifying party shall be liable to such indemnified party for any reasonable legal or other expenses incurred in defending such action.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  Notwithstanding the foregoing, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(e)           If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits (which relative benefits with respect to such offering shall be deemed to be in the same proportion as the respective net proceeds received from such offering by the Company and the Securityholders determined as set forth on the table on the cover page of the prospectus) received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by subdivision (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party (which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Securityholders, the intent of the parties and their relative knowledge, access to information and opportunity to prevent or correct such statement or omission) as well as any other relevant equitable consideration.  Notwithstanding the foregoing, (A) no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under subsection (b) of this Section 8 was available and (B) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The obligation of any underwriters to contribute pursuant to this Section 8 shall be several in proportion to their respective underwriting commitments and not joint.

(f)            An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

Section 9.               Management Bonus Pool.  For the Company’s 2005 fiscal year and for each subsequent fiscal year of the Company that begins while this Section 9 remains in effect, and subject to subsection (e) of this Section 9, the Company shall establish an annual incentive compensation pool equal to a maximum amount of $3.0 million (the “Bonus Pool”), which shall be determined and allocated as follows:

(a)           Management Representatives’ Allocations.  The Company shall allocate and award an aggregate cash bonus amount of $1.5 million (or, for the Company’s 2005 fiscal year, an amount equal to the number of days remaining in such fiscal year after the date on which the Closing occurs multiplied by $4,110) among certain managers and employees of the Company and its Subsidiaries in accordance with the recommendations of both Mr. Knafel and Mr. Willner (each, a “Management Representative”), which shall be prepared in consultation with the Compensation Committee.

(b)           Compensation Committee Allocations.  The Company shall allocate and award a further aggregate cash bonus amount equal to $1.5 million (or, for the Company’s 2005 fiscal year, an amount equal to the number of days remaining in such fiscal year after the date on which the Closing occurs multiplied by $4,110) among certain managers and employees of the Company and its Subsidiaries in accordance with the recommendations of the Management Representatives, which shall be subject to the approval of the Compensation Committee; provided that such amount shall be reduced (but not below zero) by $15,000 (the “Reducer Amount”) (or, for the Company’s 2005 fiscal year, an amount equal to the number of days remaining in such fiscal year after the date on which the Closing occurs multiplied by $41.09) for each one tenth of a percentage point, if any, that the Company’s actual “earnings before interest, taxes, depreciation and amortization” (“EBITDA”) for the applicable fiscal year is less than budgeted EBITDA (as approved by the Board) for such applicable fiscal year.  For purposes of this Section 9, actual EBITDA and budgeted EBITDA shall be “normalized” by adjusting them to eliminate the effect of one time items.  In the event of any such reduction (i) individual allocations shall be reduced pro rata, and (ii) the unpaid portion of the Bonus Pool shall not rollover to a subsequent fiscal year.

(c)           Certain Allocations; Payment.  Any awards that become payable pursuant to (i) Section 9(a) shall be paid no later than February 28 of the next calendar year with respect to which such bonus amounts were allocated and awarded and (ii) Section 9(b) shall be paid as soon as reasonably practicable following receipt by the Company of its financial statements for the applicable fiscal year (accompanied by an audit report of its accountants).  Subject to the terms of any applicable employment agreement, any individual selected to receive a bonus pursuant to Section 9(a) or Section 9(b) shall be entitled to receive such bonus only if such individual is employed on December 31 of the calendar year with respect to which such bonus amounts were allocated and awarded.

(d)           Management Representatives.  For purposes of this Section 9, if either Management Representative is no longer providing services to the Company or any Subsidiary thereof, any recommendation that is to be made by the Management Representatives under this Section 9 must be made by the Management Representative who is still providing services to the Company or any Subsidiary thereof, and if neither is providing services to the Company or any Subsidiary thereof, the Compensation Committee may make any such award or awards in its sole discretion.  Mr. Knafel shall be deemed to be providing services to the Company so long as he is serving as a director of the Company.

(e)           Partnership Split-Up.  Following the consummation of the Partnership Split-Up, the Bonus Pool will be administered in the same manner as provided above except that the amount of the Bonus Pool will be adjusted as follows:

(i)            The annual amount to be allocated and awarded by the Company under Section 9(a) for the period following the Partnership Split-Up shall be equal to the sum of (A)  $500,000 plus (B)  the product of (1) $1,000,000 times (2) a fraction, the denominator of which is consolidated revenues of the Company and its Subsidiaries for the four fiscal quarters most recently ended at the closing of the Partnership Split-Up and the numerator of which is the portion of such consolidated revenues of the Company and its Subsidiaries for the four fiscal quarters most recently ended at the closing of the Partnership Split-Up that is attributable to the portion of the business being retained by the Company in the Partnership Split-Up (such amount, the “Annual Post Split Amount”).

(ii)           The annual amount to be allocated and awarded by the Company under Section 9(b) shall be equal to the Annual Post Split Amount, with the Reducer Amount being 1/100th of the Annual Post Split Amount rather than $15,000.

(iii)          For purposes of determining the bonus pool for the year in which the closing of the Partnership Split-Up occurs:

(A)          The amount to be allocated and awarded by the Company under Section 9(a) for such year shall be equal to (1) the sum of (x) the product of $1,500,000 times the number of days that elapse in such year prior to and including the closing of the Partnership Split-Up plus (y) the product of the Annual Post Split Amount times the number of days that elapse in such year after the closing of the Partnership Split-Up closes, divided by (2) 365 (such amount, the “Prorated Split Amount”);

(B)           The amount to be allocated and awarded by the Company under Section 9(b) shall be equal to the Prorated Split Amount, with the reducer Amount being 1/100th of the Prorated Split Amount.

(iv)          After the Partnership Split-Up closes, in connection with any acquisition or disposition that would have a material effect on the consolidated revenues of the Company and its Subsidiaries, Carlyle, Mr. Knafel and Mr. Willner shall discuss in good faith appropriate adjustments to the Bonus Pool.

(f)            Ordinary Course Bonuses.  For the avoidance of doubt, it is not intended that the Bonus Pool established pursuant to this Section 9 will replace or be in lieu of the bonuses that the Company awards under its ordinary course compensation policies as determined by its Compensation Committee.

Section 10.             Certain Rights and Obligations.

(a)           Certain Voting Rights; Venture Capital Investment.  The Company acknowledges that Carlyle has the right to elect directors to serve on the Board by virtue of the ownership of the Series B Voting Preferred Stock.  The Carlyle entities agree that they shall exercise their voting rights with respect to the Series B Voting Preferred Stock in order to cause each of CP III and CP IV to have the right to designate at least one director to serve on the Board for so long as Carlyle has the right to elect directors.  In addition, the Company hereby agrees that it shall (i) provide each of CP III and CP IV with the opportunity to designate a Person to serve as its observer on the Board, which

Person shall have the authority to attend any meeting of the Board and shall receive notice of all meetings of the Board as though such Person were a member of the Board, (ii) furnish each of CP III and CP IV with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course and as CP III or CP IV may from time to time reasonably request and (iii) shall permit each of CP III and CP IV to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company.  The rights set forth in this Section 10(a) are intended to satisfy the requirement of contractual management rights for the purpose of qualifying each of CP III and CP IV as a “venture capital operating company” under the Department of Labor’s “plan assets” regulations.

(b)           Restrictions on Rights in Certain Business Ventures.  None of the Company, the Company Subsidiaries or any of the Company’s stockholders shall have any rights in any business venture, investment, or activities of any other stockholder of the Company by reason of such other stockholder’s investment in, or contractual relationship with, the Company.

(c)           Independent Directors.  If at any time that any Voting Preferred Stock is issued and outstanding, an Independent Director elected by the Series A Voting Preferred Stock or the Series B Voting Preferred Stock ceases to satisfy the independence requirements sets forth in the definition of “Independent Director” in the Charter, the holders of the applicable series of Voting Preferred Stock shall remove such director.

Section 11.             Proxies.

(a)           The following proxies and powers are given in connection with the entry into this Agreement:

(i)            Upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Knafel hereby appoints Mr. Willner as Mr. Knafel’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Equity Securities owned by Mr. Knafel (in the event of Mr. Knafel’s death, at the time of his death).

(ii)           Upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Willner hereby appoints Mr. Knafel as Mr. Willner’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Equity Securities owned by Mr. Willner (in the event of Mr. Willner’s death, at the time of his death).

(iii)          Upon the death or incapacity such that they are unable to act of both Mr. Knafel and Mr. Willner, Mr. Knafel, Mr. Willner and their applicable Permitted Assignees hereby appoint Carlyle as their true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Governance Preferred Stock owned by Mr. Knafel, Mr. Willner and their Permitted Assignees (in the event of either of Mr. Knafel’s or Mr. Willner’s death, at the time of their death).

(iv)          SRK (excluding Mr. Knafel) and each direct and indirect Permitted Assignee of SRK hereby appoints Mr. Knafel and, upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, as such Securityholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Equity Securities beneficially owned by such Securityholder and to exercise all of the rights given to such Securityholder hereunder, provided, that such appointment shall not apply to a Permitted Assignee of Mr. Knafel or ICI Communications, Inc. in connection with a Transfer of Series C Non-Voting Preferred Stock or Non-Voting Common Stock if Mr. Knafel notifies the Company and Carlyle in good faith that such appointment would materially jeopardize the tax and estate planning purposes of such Transfer.

(v)           Each direct and indirect Permitted Assignee of Mr. Willner hereby appoints Mr. Willner and, upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel, as such Securityholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Equity Securities beneficially owned by such Securityholder and to exercise all of the rights given to such Securityholder hereunder, provided, that such appointment shall not apply to a Permitted Assignee in connection with a Transfer of Series C Non-Voting Preferred Stock or Non-Voting Common Stock if Mr. Willner notifies the Company and Carlyle in good faith that such appointment would materially jeopardize the tax and estate planning purposes of the Transfer.

(vi)          Each Permitted Assignee of any Carlyle entity that is not an Affiliate of TC Group, L.L.C. hereby appoints TC Group, L.L.C. as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Equity Securities owned by such Permitted Assignee and to exercise all of the rights given to such Securityholder hereunder.

(vii)         Each Securityholder that is the beneficial owner of shares of Non-Voting Common Stock hereby appoints Mr. Knafel, and upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, as such Securityholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the shares of Non-Voting Common Stock beneficially owned by such Securityholder; provided that such proxy and power of attorney shall not be used in a manner that materially and adversely affects the rights or privileges of a particular Securityholder with respect to Equity Securities of a specific class or series unless such action similarly affects the rights or privileges of all other Securityholders with respect to such specific class or series of Equity Securities, unless the particular Securityholder consents to such action.

(b)           The proxies and powers given pursuant to Section 11(a) are irrevocable and binding upon the Securityholders appointing such proxies and attorneys-in-fact and the successors, assigns, representatives, estates (and their executors), heirs and legatees thereof until (whether before or after the third anniversary of the date hereof) (i) such time as this Agreement is terminated pursuant to the first sentence of Section 12(d)(i) or (ii) with respect to any holder of Equity Securities, at such time as such holder is not a party to this Agreement and is not required to be a party hereto in accordance with the terms hereof.

Section 12.             Miscellaneous.

(a)           Severability.  If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

(b)           Information.

(i)            Each of the Securityholders agrees that, from the date hereof and for so long as it shall own any Equity Securities, it will furnish the Company such necessary information and reasonable assistance as the Company may reasonably request (x) in connection with the consummation of the transactions contemplated by this Agreement, (y) in connection with the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Entity under any Applicable Law and (z) in order for the Company to determine, from time to time, whether it is a “personal holding company” within the meaning of Section 542 of the Code.  Each Securityholder proposing to make a Transfer pursuant to Section 1 shall provide the Company with any information reasonably requested in order for the Company to determine whether the proposed Transfer would be a Prohibited Transfer.

(ii)           Within 90 days of the end of each fiscal year, the Company shall mail to each Securityholder a report setting forth a balance sheet as at the end of such fiscal year and statements of income, common stockholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries on a consolidated basis, audited by a nationally recognized accounting firm, and any other information the Company deems necessary or desirable.  Within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, the Company will furnish to each Securityholder a report setting forth a consolidated unaudited balance sheet of the Company, as of the end of each such quarterly period, and consolidated statements of income for such period and for the current fiscal year to date.  The Company shall provide the requisite number of copies of the reports to Holdco to enable Holdco to furnish the reports to each of the Holdco Continuing Investors.

(iii)          The Company will at reasonable times and upon reasonable notice give Carlyle and any advisor of Carlyle reasonable access to the books, records and properties of the Company, including access to all monthly management reports and will permit such holders and/or advisors to discuss the Company’s affairs with the executive officers and other members of the management of the Company.

(c)           Notices.  All notices and other communications made in connection with this Agreement shall be in writing.  Any notice or other communication in connection herewith shall be deemed duly given to any party (a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows or, to such other address as may be specified in writing to the other parties hereto:

(A)          if to the Company:

Insight Communications Company, Inc.
810 7th Avenue, 41st Floor

New York, New York  10019
Facsimile:  (917) 286-2301
Attention:  Elliot Brecher

with a copy to:

Dow, Lohnes & Albertson, PLLC
1200 New Hampshire Ave., NW
Washington, DC 20036-6802
Facsimile:  (202) 776-2222
Attention:  Leonard J. Baxt

 J. Kevin Mills

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Facsimile:  (212) 909-6836
Attention: Jeffrey J. Rosen
                 Andrew L. Bab

(B)           if to Carlyle:

c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.

Suite 220 South

Washington, D.C.  20004-2505
Facsimile:  (202) 347-1692
Attention:  William E. Kennard

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Facsimile:  (212) 909-6836
Attention: Jeffrey J. Rosen
                 Andrew L. Bab

(C)           if to any other Securityholder, to the name and address set forth opposite such Securityholder’s signature on the signature pages hereto;

(D)          if to any Person who becomes a party to this Agreement after the date hereof, to the name and address specified for such Person in Schedule A hereto.

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

(d)           Termination.

(i)            This Agreement shall terminate at such time as Carlyle and Mr. Knafel (or upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, or upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel’s Representative) so decide.  This Agreement shall terminate with respect to any particular Securityholder at such time as such Securityholder no longer holds any Equity Securities.  No termination pursuant to this Section 12(d)(i) shall deprive any Securityholder of any right or relieve any Securityholder of any obligation accruing prior to such termination.

(ii)           Sections 9 and 12(b)(ii) of this Agreement shall terminate immediately upon the consummation of a Qualified IPO or Sale.  Sections 2, 3 and 4 of this Agreement shall terminate after the consummation of a Qualified IPO at such time as 80% or more of the issued and outstanding Company Common Stock is held by Persons not party to this Agreement.

(e)           Legends.  Each certificate representing Equity Securities shall be endorsed with the following legend and any other legends required by applicable securities laws:

THE SHARES OF [COMMON STOCK] [PREFERRED STOCK] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE [COMMON STOCK] [PREFERRED STOCK] MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SECURITYHOLDERS AGREEMENT, DATED AS OF DECEMBER 16, 2005, AMONG INSIGHT COMMUNICATIONS COMPANY, INC. (THE “COMPANY”), AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(f)            Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

(g)           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h)           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and performed within such State, except to the extent the laws of the State of Delaware mandatorily apply.

(j)            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(k)           Remedy.  Each of the Securityholders acknowledges that a breach by a Securityholder of any of its obligations under this Agreement would result in irreparable damage to non-breaching Securityholders and agrees that, in the event of a breach by a Securityholder of any such obligation, each non-breaching Securityholder shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance of any obligations under this Agreement by such Securityholder who has breached any such obligations.

(l)            Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties.

(m)          Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such person’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement, provided, that the Persons indemnified under Section 8 that are not signatories to this Agreement are intended third-party beneficiaries of Section 8.

(n)           Amendment; Waivers, Etc.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (i) prior to Final Reclassification, Carlyle and Mr. Knafel (or upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, or upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel’s Representative) (provided, that the provisions of Section 2 with respect to the Tag-Along Right of the holders of Series C Non-Voting Preferred Stock, the holders of Series D Non-Voting Preferred Stock and the Eligible Series E Stockholders may not be amended without the written consent, as applicable, of the holders of a majority in interest of the Series C Non-Voting Preferred Stock, the Series D Non-Voting Preferred Stock or the Series E Common Stock) and (ii) after Final Reclassification, Carlyle and Mr. Knafel (or upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, or upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel’s Representative).  No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Securityholder against whom the enforcement of such waiver, discharge or termination is sought, provided, that (i) prior to the Final Reclassification, Mr. Knafel (or upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, or upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel’s Representative) may, on behalf of the other holders of Series C Non-Voting Preferred Stock, Series E Common Stock or Series F Common Stock, and Carlyle may, on behalf of the other holders of Series D Non-Voting Preferred Stock, waive any provision of this Agreement applicable to any or all of such other holders of such series, as applicable, without regard to whether any other such holder has executed such an instrument, and such waiver shall be effective as against any or all such other holders (provided, that the Tag-Along Right of the holders of Series C Non-Voting Preferred Stock, the holders of Series D Non-Voting Preferred Stock and the Eligible Series E Stockholders pursuant to Section 2 may not be waived without the written consent, as applicable, of the holders of a majority in interest of the Series C Non-Voting Preferred Stock, the Series D Non-Voting Preferred Stock or the Series E Common Stock) and (ii) after Final Reclassification, Carlyle and Mr. Knafel (or upon Mr. Knafel’s death or incapacity such that he is unable to act, Mr. Willner, or upon Mr. Willner’s death or incapacity such that he is unable to act, Mr. Knafel’s Representative), may, on behalf of the other holders of Company Common Stock, waive any provision of this Agreement applicable to any or all of such other holders of such stock without regard to whether any other such holder has executed such an instrument, and such waiver shall be effective as against any or all such other holders.  For the avoidance of doubt, the addition of a new party to this Agreement (by joinder or otherwise) shall not by itself constitute an amendment, modification, discharge or waiver of this Agreement.  Notwithstanding the foregoing, no amendment to this Agreement and no waiver of any provision hereof may be adopted that would alter, in a material and adverse manner, the rights or privileges of a particular Securityholder with respect to Equity Securities of a specific class or series unless such amendment or waiver similarly alters the same rights and privileges of all other Securityholders with respect to such specific class or series of Equity Securities, unless the particular Securityholder consents to such amendment or waiver.

(o)           Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 12(c) shall be effective service of process for any such suit, action or other proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, and that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(p)           Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 12(p).

(q)           Subsequent Securityholders.  Each of the parties hereto agrees that in order for any Person who after the date of this Agreement acquires Equity Securities or securities exercisable for or convertible into Equity Securities (or any interest therein) to become a party to this Agreement, both the Company and such Person must execute Schedule A hereto and duly executed copies thereof must be delivered to the other Securityholders in accordance with Section 12(c).  The Company shall maintain a register of all parties to this Agreement which shall be available for review by any party hereto.  Any Transfer of Equity Securities (or any interest therein) to a Transferee required hereby to become a party to this Agreement shall be of no effect and shall be void ab initio unless such Transferee becomes a party to this Agreement as provided in the first sentence of this Section 12(q).

(r)            Certain Definitions.

“Accepting Securityholder” has the meaning given in Section 2.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

“Agreement” has the meaning given in the Preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Bloomberg” means Bloomberg Financial L.P.

“Board” means the Board of Directors of the Company.

“Bonus Pool” has the meaning given in Section 9.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Carlyle” has the meaning given in the Preamble.

“Carlyle IRR” means, as of any date, the internal rate of return, determined on the basis of annual compounding, realized or to be realized by Carlyle as of such date on the Equity Securities then owned by Carlyle.  The Carlyle IRR shall be determined in respect of any Sale as if Carlyle liquidated its remaining Equity Securities at the estimated closing date for such Sale for the Fair Market Value of the aggregate consideration to be received by Carlyle in such Sale (including the Fair Market Value of any Equity Securities to be retained by Carlyle and the Fair Market Value as of the estimated closing date of any escrow or like arrangement securing indemnification obligations or contingent liabilities that is part of the Sale consideration (including any note other than one that is expressly not subject to a set-off or similar right in respect of indemnification obligations or other contingent liabilities), as permitted by this Agreement).  In determining the Carlyle IRR in respect of a Sale, there shall be taken into account the portion of each distribution theretofore made by the Company in respect of its Equity Securities that was received by Carlyle in respect of the Equity Securities held by Carlyle at such closing date (including distributions received by Carlyle in respect of Equity Securities that were converted into or exchanged for such Equity Securities held at such closing date).  For the avoidance of doubt, no distributions or portions of distributions received by Carlyle in respect of Equity Securities not held by Carlyle at such closing date, no reimbursements or other payments, and no proceeds received by Carlyle from the sale of Equity Securities prior to such Sale shall be taken into account.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company as on file with the Secretary of State of Delaware, as such certificate of incorporation may be amended from time to time.

“Class D Preferred Stock” has the meaning given in the Exchange Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning given in Section 7(a).

“Company” has the meaning given in the Preamble.

“Company Common Stock” means (i) shares of Final Reclassification Stock, (ii) shares of any other class of common stock of the Company issued in connection with, or outstanding at any time subsequent to, a Qualified IPO, and (iii) any securities issued with respect to any such common stock (a) by way of a dividend or stock split or (b) in connection with a combination of shares, recapitalization, combination, merger, consolidation or other reorganization.

“Company Liquidity Event” has the meaning given in Section 4(a)(ii).

“Company Subsidiaries” means the Subsidiaries of the Company.

“Compensation Committee” means the compensation committee of the Board.

“Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Demand Registration” has the meaning given in Section 6(a).

“Designated Purchaser” has the meaning given in Section 2.

“Draft Sale Agreement” has the meaning given in Section 3.

“Drag-Along Notice” has the meaning given in Section 3.

“Drag-Along Offer” has the meaning given in Section 3.

“Drag-Along Sale” has the meaning given in Section 3.

“Drag-Along Securities” has the meaning given in Section 3.

“EBITDA” has the meaning given in Section 9(b).

“Effective Time” has the meaning assigned to such term in the Merger Agreement.

“Eligible Series E Common Stock” means, as of any date of determination, all shares of Series E Common Stock that are vested and have a remaining unsatisfied Participation Level less than the Offer Price.

“Employee” means any employee of the Company or any of its Subsidiaries.

“Equity Securities” means any equity securities of the Company, including any shares of Non-Voting Common Stock, Preferred Stock or Company Common Stock, and any options, warrants or other rights to acquire such equity securities or debt or equity securities convertible into, or exchangeable for, such equity securities and any securities into which any of the foregoing are converted or for which any of the foregoing are exchanged.

“Estimated Final Reclassification Amount” has the meaning given in Section 4(e)(ii).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning given in the Merger Agreement.

“Fair Market Value” has the meaning given in Section 4(a)(iv).

“Family Group” means, with respect to any natural person, (a) such person’s spouse (including pursuant to any divorce decree and, in the case of Mr. Willner, his former spouse), (b) any lineal ancestor or descendant of such person, (c) any trust or trusts in which any of the foregoing, individually or collectively, has, directly or indirectly, at least 81% of the beneficial interest, and (d) the estate of such person (and his executor(s) or administrator(s)) and the heirs and legatees thereof.

“Final Reclassification” means a reclassification of the Company in which all Equity Securities are reclassified into shares of Final Reclassification Stock in connection with a pending transaction pursuant to Section 4(d) hereof, subject to the provisions of such Section 4(d) relating to Governance Preferred Stock.

“Final Reclassification Stock” means the single class of voting common stock issued in exchange for Equity Securities in a Final Reclassification pursuant to Section 4(d) hereof.

“Governance Preferred Stock” means the Series A Voting Preferred Stock and the Series B Voting Preferred Stock.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Holdco Continuing Investors” means each of the Series C Members under the Holdco LLC Agreement, individually or collectively as the context requires.

“Holdco LLC Agreement” means the Operating Agreement of Continuing Investor Holding Company, LLC, dated as of December 16, 2005, as such agreement may be amended from time to time.

“Independent Director” has the meaning given to it in the Charter as in effect on the date hereof.

“Initial Secondary Offering” has the meaning given in Section 4(e)(i).

“Initiating Holder” has the meaning given in Section 6(a).

“Insight Midwest” means Insight Midwest, L.P., a Delaware limited partnership.

“Inspectors” has the meaning given in Section 7.

“IPO” means the initial offering by the Company of Company Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“IRR Condition” has the meaning given in Section 4(a)(ii)(A).

“Liquidity Request” has the meaning given in Section 4(a)(ii).

“Management Representative” has the meaning given in Section 9(a).

“Marketable Securities” means any equity securities (i) of a class which are traded on a United States national securities exchange or the NMS, and (ii) subject to the immediately succeeding sentence, which the holder (or in the case of a proposed distribution hereunder, the proposed distributees) (x) may sell to the general public pursuant to a then effective registration statement under the Securities Act, (y) has a right to cause the issuer to register under the Securities Act that is substantially equivalent, taking into account the amount of such securities held, to Carlyle’s right to cause such registration, or (z) may sell to the general public under Rule 144 (subject only to volume limitations), in each case without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Section 16 or Rule 144(h) under the Securities Act) and without violation of federal or state securities laws.  It is understood and agreed that (A) if Carlyle has a right to sell to the general public pursuant to a then effective registration statement under clause (ii)(x) above, then all of the holders or distributees shall have substantially equivalent rights to sell, (B) if Carlyle has any “demand registration rights,” then Mr. Knafel (or in the event of Mr. Knafel’s death or incapacity such that he is unable to act Mr. Knafel’s Representative) (acting on behalf of SRK and the SRK Related Parties) and Mr. Willner (or in the event of Mr. Willner’s death or incapacity such that he is unable to act Mr. Willner’s Representative) shall collectively have at least half as many such rights as Carlyle has (rounded down, but in any event at least one “demand registration right”), which rights shall have substantially equivalent terms, (C) if Carlyle has any “piggyback registration rights,” then all holders or distributees shall have substantially equivalent such rights, except that Carlyle and other holders or distributees that are “affiliates” under Rule 144 shall have cutback priority over any holders or distributees that are not “affiliates” under Rule 144 and (D) if clauses (B) and (C) above are satisfied, then clause (ii) above shall also be deemed to be satisfied.

“Merger Agreement” has the meaning given in the Recitals.

“Mr. Knafel” means Sidney R. Knafel.

“Mr. Knafel’s Representative” means Mr. Knafel’s personal representative or the executor or administrator of his estate.

“Mr. Willner” means Michael S. Willner.

“Mr. Willner’s Representative” means Mr. Willner’s personal representative or the executor or administrator of his estate.

“MSW” means Michael S. Willner and his Permitted Assignees.

“NMS” means the National Market System of the National Association of Securities Dealers, Inc.

“Non-Recourse Loans” has the meaning given in Section 4(a)(ii)(D).

“Non-Voting Common Stock” means the Series E Common Stock and the Series F Common Stock.

“Non-Voting Preferred Stock” means the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock.

“Notice of Offer” has the meaning given in Section 2.

“Offer Price” has the meaning given in Section 2.

“Offer Terms” has the meaning given in Section 2.

“Other Eligible Sale Consideration” means either of the following: (i) any escrow or like arrangement (including a note payable to the Securityholders that is not covered by clause (ii) below) securing indemnification obligations or contingent liabilities, provided that such escrow or arrangement shall not constitute more than five percent of the aggregate consideration in any Sale, Subsequent Sale, Drag-Along Sale or other transaction, provided, further, that if Carlyle desires to cause the parties hereto to agree to such an escrow or arrangement that would constitute more than five percent but not more than ten percent of such aggregate consideration, Carlyle may do so with the consent of Mr. Knafel and Mr. Willner after consulting with them in good faith, in which event Mr. Knafel and Mr. Willner will not withhold their consent to such request unless they reasonably determine that such increased escrow amount is not necessary or appropriate to maximize the value of the proposed transaction to the selling Securityholders or (ii) any note payable to the Securityholders by the purchaser or its affiliates after the consummation of the transaction that expressly is not subject to a set-off or similar right by the purchaser in respect of indemnification obligations or other contingent liabilities.

“Parent” has the meaning given in the Recitals.

“Participation Level” has the meaning given in Section 4.1(e) of the Charter.

“Partnership” means Insight Midwest.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 5, 2001, as amended from time to time.

“Partnership Split-Up” has the meaning given in Section 4(a)(iii).

“Permitted Assignee” means, (a) with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person and which Persons have a relationship of economic interest parallel to their Control relationship, in each case solely by virtue of having the power to direct the affairs of and to benefit from the economic value of the Person by reason of ownership, directly or indirectly, of at least 81% of the issued and outstanding voting securities or other voting equity interests (including general partnership interests and limited liability company membership interests) of such Person and at least 81% of the economic interest in such Person and which has agreed to be bound by this Agreement; (b) with respect to any Securityholder that is a natural person, any other member of the Family Group of such Securityholder which has agreed to be bound by this Agreement; (c) with respect to any Securityholder that is a trust, any beneficiary of such trust that is a member of the Family Group of the settlor of such trust and which has agreed to be bound by this Agreement or any new or reconstituted trust the settlor of which is the same as the settlor of the Transferring trust (or the executor, administrator or personal representative of such settlor acting in such settlor’s name) and the beneficiaries of which are members of the Family Group of the settlor of such trust and which trust has agreed to be bound by this Agreement; and (d) with respect to Carlyle, (i) any investment entity that is an Affiliate of and is sponsored or managed by or under common sponsorship or management with such Person or (ii) any general partner, limited partner, stockholder or member of such Person.

“Permitted Transfer” has the meaning given in Section 1.

“Person” means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company or unincorporated entity.

“Piggyback Registration” has the meaning given in Section 5(a).

“Preferred Stock” means the Series A Voting Preferred Stock, the Series B Voting Preferred Stock, the Series C Non-Voting Preferred Stock and the Series D Non-Voting Preferred Stock.

“Principal Decisions” has the meaning given in Section 4(c)(i).

“Prior Proceeds” has the meaning given in Section 4(ii).

“Prohibited Transfer” means any Transfer of Equity Securities to a Person that (t) would violate any other provision of this Agreement, (u) would cause the Company and/or any Company Subsidiary to be in violation of the Communications Act of 1934, as amended, or the rules or regulations promulgated thereunder, (v) may not be effected without registering the securities involved under the Securities Act, (w) would result in the assets of the Company constituting “plan assets” as such term is defined in the Department of Labor regulations promulgated under the Employer Retirement Income Security Act of 1974, as amended, (x) would cause the Company to be Controlled by or under common Control with an “investment company” for purposes of the Investment Company Act of 1940, as amended, (y) would require any securities of the Company to be registered under the Exchange Act or would cause the Company to be subject to Section 12(g) or 15(d) of the Exchange Act or (z) the Board determines in good faith would result in a change of control under an indenture or credit agreement to which the Company or any of its Subsidiaries is a party or a transfer of control under the Partnership Agreement, which change or transfer of control could reasonably be expected to have material adverse consequences for the Company or the Securityholders.

“Qualified Bank” has the meaning given in Section 4(a)(iv).

“Qualified IPO” means an IPO in connection with which the Company has received a firm commitment for an underwritten public offering of at least (i) $200,000,000 and (ii) 20% of the equity value of the Company, to be listed on a nationally recognized exchange or automated dealer quotation system; provided that any Company Common Stock to be sold as part of an Initial Secondary Offering shall be included when calculating the minimum thresholds set forth in clauses (i) and (ii) of this definition; provided further, that the Board has not determined, in good faith, that such IPO would result in a change of control under an indenture or credit agreement to which the Company or any of its Subsidiaries is a party or a transfer of control under the Partnership Agreement, which change or transfer of control could reasonably be expected to have material adverse consequences for the Company or the Securityholders.

“Qualifying Distribution Transaction” has the meaning given in Section 4(ii).

“Recap” has the meaning given in Section 4(a)(i)(c).

“Registrable Securities” means (a) (i) shares of Company Common Stock held by a Securityholder, including any Final Reclassification Stock issued pursuant to Section 4(e)(iii), and (ii) shares of Company Common Stock issued or issuable upon exercise of outstanding options therefor; and (b) any securities issued or issuable with respect to any shares of Company Common Stock referred to in the foregoing sub-clauses (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, unless such securities are acquired and held by a Securityholder who is an affiliate (within the meaning of Rule 144 of the Company), (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise Transferred, new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or (D) such securities shall have been acquired by the Company.

“Rule 144” means Rule 144 (or any successor provision) promulgated under the Securities Act.

“Sale” has the meaning given in Section 4(a)(i)(B).

“Secondary Notice” has the meaning given in Section 4(e)(i).

“Section 2 Seller” has the meaning given in Section 2.

“Section 3 Buyer” has the meaning given in Section 3.

“Section 3 Closing” has the meaning given in Section 3.

“Section 3 Seller” has the meaning given in Section 3.

“Section 3 Seller Securities” has the meaning given in Section 3.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute.

“Securityholders” has the meaning given in the Preamble.

“Series A Securityholders” means each of SRK, the SRK Related Parties and MSW, individually or collectively as the context requires.

“Series B Securityholders” has the meaning given in Section 4(d)(iii).

“Series A Voting Preferred Stock” means the Series A Voting Preferred Stock, par value $0.01 per share, of the Company.

“Series B Voting Preferred Stock” means the Series B Voting Preferred Stock, par value $0.01 per share, of the Company.

“Series C Non-Voting Preferred Stock” means the Series C Non-Voting Preferred Stock, par value $0.01 per share, of the Company.

“Series D Non-Voting Preferred Stock” means the Series D Non-Voting Preferred Stock, par value $0.01 per share, of the Company.

“Series E Common Stock” means the Series E Non-Voting Common Stock, par value $0.01 per share, of the Company.

“Series F Common Stock” means the Series F Non-Voting Common Stock, par value $0.01 per share, of the Company.

“Special Registration” means the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

“SRK” means Sidney R. Knafel, ICI Communications, Inc., Knafel Family Foundation, Estate of Susan Knafel and each of their Permitted Assignees.

“SRK Related Parties” means (i) Andrew G. Knafel, in his own capacity, and his Permitted Assignees and (ii) Andrew G. Knafel, Joshua Rubenstein and William L. Scherlis, as trustees under the Trust F/B/O Andrew G. Knafel, dated September 13, 1978; Trust F/B/O Douglas R. Knafel, dated September 13, 1978; Trust F/B/O Andrew G. & Douglas R. Knafel, dated July 16, 1976; and Trust F/B/O Douglas R. Knafel, dated November 6, 1983, and each such trust’s Permitted Assignees.

“Strategic Buyer” means Comcast Corporation, any other multiple system cable operator, any direct broadcast satellite operator, any regional bell operating company and any incumbent local exchange carrier.

“Subsequent Sale” has the meaning given in Section 4(a)(i)(B).

“Subsidiary” means, when used with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.  Without limiting any of the foregoing, Subsidiaries of the Company shall be deemed to include Insight Midwest and its Subsidiaries.

“Tag-Along Right” has the meaning given in Section 2.

“Transfer” has the meaning given in Section 1 and the terms “Transferred”, “Transferring”, Transferor” and “Transferee” shall have correlative meanings.

“Valuation Test” has the meaning given in Section 4(a)(iii).

“Valuer” has the meaning given in Section 4(a)(iv).

“Voting Preferred Stock” means the Series A Voting Preferred Stock and the Series B Voting Preferred Stock.

(s)           Amendments to Holdco LLC Agreement.  Neither Mr. Knafel nor Mr. Willner shall agree to the amendment or waiver of any provision of the Holdco LLC Agreement without the prior written consent of Carlyle, which consent will not be unreasonably withheld.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P.

By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:
Name:
Title: Managing Director

CP III COINVESTMENT, L.P.
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:
Name:
Title: Managing Director

CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:
Name:
Title: Managing Director

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:
Name:
Title: Managing Director

Signature Page to Securityholders Agreement

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

INSIGHT COMMUNICATIONS COMPANY, INC.

By:
Name: Michael S. Willner
Title: President & Chief Executive Officer

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDERS:

SIDNEY R. KNAFEL

ICI COMMUNICATIONS, INC.

By:
Name: Sidney R. Knafel
Title:

KNAFEL FAMILY FOUNDATION

By:
Name: Sidney R. Knafel
Title:

ESTATE OF SUSAN KNAFEL

By:
Name: Sidney R. Knafel
Title: Executor

Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDERS:

MICHAEL S. WILLNER
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

ROBERT L. WINIKOFF, AS TRUSTEE,
DANIELLE A. WILLNER TRUST
DATED NOVEMBER 2, 1998
Address:	c/o Sonnenschein Nath and Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020

ROBERT L. WINIKOFF, AS TRUSTEE,
MATTHEW S. WILLNER TRUST
DATED NOVEMBER 2, 1998
Address:	c/o Sonnenschein Nath and Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDERS:

ANDREW G. KNAFEL, AS TRUSTEE UNDER
TRUST F/B/O ANDREW G. KNAFEL DATED SEPTEMBER 13, 1978
TRUST F/B/O DOUGLAS R. KNAFEL DATED SEPTEMBER 13, 1978
TRUST F/B/O ANDREW G. & DOUGLAS R. KNAFEL DATED JULY 16, 1976
TRUST F/B/O DOUGLAS R. KNAFEL DATED NOVEMBER 6, 1983
Address:	c/o Sidney Knafel
SRK Management
810 Seventh Avenue
New York, NY 10019

ANDREW G. KNAFEL
Address:	c/o Sidney Knafel
SRK Management
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

JAMES S. MARCUS
Address:	720 Park Avenue
New York, NY 10021

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDERS

THOMAS L. KEMPNER

NAN S. KEMPNER

By:
Thomas L. Kempner, Executor of
Estate of Nan S. Kempner

THOMAS L. KEMPNER, AS TRUSTEE UNDER
TRUST F/B/O THOMAS KEMPNER CHILDREN
DATED MAY 19, 1964
TRUST F/B/O ALAN H. KEMPNER III
DATED NOVEMBER 7, 1969
ALAN H. KEMPNER, JR. GRANTOR TRUST
DATED SEPTEMBER 4, 1985
KEMPNER GRANDCHILDREN’S TRUST
DATED MAY 19, 1964
TRUST F/B/O THOMAS L. KEMPNER
(U/W CARL M. LOEB DATED JANUARY 3, 1955)
Address:	c/o Loeb Partners Corporation
61 Broadway, 25th Fl.
New York, NY 10006

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

JOHN ABBOT
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

ELLIOT BRECHER
Address:	Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

PAMELA EULER HALLING
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

MARY E. RHODES
Address:	3236 Ridge Brook Cir.
Louisville, KY 40245

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

DANIEL MANNINO
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

CHARLES E. DIETZ
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

ELIZABETH M. GRIER
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

HEATHER WRIGHT
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

DANIEL MCCOMAS
Address:	11635 Tidewater Dr.
Indianapolis, IN 46236

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

GREGORY B. GRAFF
Address:	2205 Arnold Palmer Blvd
Louisville, KY 40245

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

JOHN W. HUTTON
Address:	5020 Lu Preese Ln
Versailles, KY 40383

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

JAMES D. MORGAN
Address:	110 Turtlecove Lane
Huntington, NY 11743

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

WALTER KELLEY
Address:	c/o Insight Communications, Inc.
810 Seventh Avenue
New York, NY 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR SECURITYHOLDER:

MARA R. BANNARD
Address:	27 West 96 Street, 15E
New York, NY 10025

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

CONTINUING INVESTOR HOLDING COMPANY, LLC

By:
Name: Michael S. Willner
Title: Manager
	Address:	c/o Insight Communications
Company, Inc.
810 7th Avenue, 41st Floor
New York, New York 10019

IN WITNESS WHEREOF, the parties have duly executed this Securityholders Agreement by their authorized representatives as of the date first above written.

PH INVESTMENTS, LLC

By:
Name:
Title:
	Address:	Lewis Wharf
Boston, MA 02110

Securityholders Agreement

Schedule A

Reference is made to the Securityholders Agreement, dated as of December 16, 2005 (the “Securityholders Agreement”), among Carlyle, the Company and those individuals named on the signature pages thereof.  The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Securityholders Agreement.

Name:
Title:

Date:

Address:

Acknowledged by:

INSIGHT COMMUNICATIONS COMPANY, INC.

By:
Name:
Title:

Date: